ACQUISITION AGREEMENT

                                  BY AND AMONG

                                ZYGO CORPORATION,

                              NX ACQUISITION CORP.

                                       AND

                        NEXSTAR AUTOMATION, INCORPORATED

                              ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (the "AGREEMENT"), dated as of August 12, 1996, by and among Zygo Corporation, a Delaware corporation ("ZYGO"), NX Acquisition Corp., a corporation existing under the laws of British Columbia and a wholly owned subsidiary of Zygo ("ZYGO CANADA"), and NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia ("NEXSTAR").

                                 R E C I T A L S

     WHEREAS, the Boards of Directors of Zygo, Zygo Canada and NexStar have approved the acquisition (the "ACQUISITION") of NexStar by Zygo Canada through the exchange of all the outstanding common shares, no par value, of NexStar ("NEXSTAR COMMON SHARES") for shares of common stock, par value $.10 per share, of Zygo ("ZYGO COMMON STOCK"); and

     WHEREAS, the NexStar Common Shares are listed and posted for trading on the Vancouver Stock Exchange; and

     WHEREAS, the parties hereto intend to enter into a statutory plan of arrangement under Section 276 of the Company Act (British Columbia) (the "COMPANY ACT") such that the shareholders of NexStar shall become stockholders of Zygo, all subject to the terms and conditions of this Agreement and the Plan of Arrangement (as hereinafter defined); and

     WHEREAS, for accounting purposes, it is intended that the transactions contemplated by this Agreement and the Plan of Arrangement be accounted for as a "pooling of interests" under United States generally accepted accounting principles; and

     WHEREAS, the parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the proposed Arrangement (as hereinafter defined) of the parties as contemplated herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     In this Agreement the following words and phrases shall have the meanings hereinafter set forth:

     "Acquisition Proposal" shall have the meaning given such term in Section
5.05 hereof.

     "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "Arrangement" shall mean the arrangement proposed to be effected under the provisions of Section 276 of the Company Act and upon the terms set forth herein and in the Plan of Arrangement.

     "Agreement" shall mean this Acquisition Agreement.

     "Audited Financial Statements" shall have the meaning given such term in
Section 3.08 hereof.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contaminated Site List" shall mean any list, registry or other compilation established by any Governmental Entity of sites that require or potentially require investigation, removal actions, remedial actions or any other response under any Environmental Laws or treaty covering environmental matters, as the result of a Release or threatened Release of any Hazardous Materials.

     "Contracts" shall have the meaning given such term in Section 3.17(a) hereof.

     "Court" shall mean the Supreme Court of British Columbia and its successors.

     "Disclosure Schedule" shall have the meaning given such term in the preamble to Article III hereof.

     "Dissenting Shareholder" shall mean a holder of one or more NexStar Common Shares that exercises the rights of dissent in respect of the Arrangement in accordance with the procedures set forth in Section 4 of the Plan of Arrangement.

     "Effective Date" shall mean the date that the Registrar accepts the Final Order for filing.

     "Employee" shall have the meaning given such term in Section 3.18(j) hereof.

     "Employee Plan" shall have the meaning given such term in Section 3.18(a) hereof.

     "Environmental Conditions" shall mean any pollution, contamination, degradation, damage or injury caused by, related to, arising from or in connection with the generation, handling, use, treatment, storage, transportation or Release of any Hazardous Materials.

     "Environmental Laws" shall mean all Federal, provincial, state, local and foreign environmental laws, rules, statutes, regulations, ordinances, decrees or orders of Canada or the United States or of any federal, provincial, state, municipality or other subdivision of any thereof relating to pollution, hazardous substances or protection of the environment, including but not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.11011 et. seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Clean Water Act, 33 U.S.C. ss.1251 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq.; and all applicable published rules, regulations, directives, guidances and policies of the EPA and of all similar state and local agency requirements.

     "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses, including without limitation Environmental Remediation Costs), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements), or (b) pursuant to any claim by a governmental entity or other person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such governmental entity or person pursuant to common law or statute.

     "Environmental Remediation Costs" shall mean all costs and expenses of actions or activities to (a) clean-up or remove Hazardous Materials from the environment, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials into the environment, (c) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, and (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering or other consultant services, for investigation, testing, sampling and monitoring, for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

     "EPA" shall mean the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it now exists and is hereafter amended.

     "ERISA Affiliate" means any person, firm or entity (whether or not incorporated) which, by reason of its relationship with NexStar or the NexStar Subsidiary, is required to be aggregated with NexStar under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with NexStar or the NexStar Subsidiary, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

     "Escrowed Shares" shall mean the 2,145,982 issued and outstanding NexStar Common Shares presently held in escrow subject to the terms of an Escrow Agreement, dated October 15, 1993.

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" shall have the meaning given such term in Section 2.02(a) hereof.

     "Final Order" shall mean the final order of the Court approving the Arrangement.

     "Financial Statements" shall have the meaning given such term in Section
3.08 hereof.

     "Generally accepted accounting principles" shall mean generally accepted accounting principles in the United States.

     "Governmental Entity" shall mean any United States, Canadian or foreign court, administrative agency or commission or other federal, state, provincial or local government or governmental authority or instrumentality.

     "Hazardous Materials" shall mean any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and spills or releases of petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

     "Information Circular" means the Information Circular to be prepared in connection with the solicitation of proxies by the management of NexStar for the NexStar Meeting.

     "Intellectual Property" shall have the meaning given such term in Section
3.25 hereof.

     "Interim Financial Statements" shall have the meaning given such term in
Section 3.08 hereof.

     "Interim Order" shall mean the interim order of the Court to be made pursuant to the application therefrom contemplated by Section 5.03 hereof as the same may be amended, supplemented or varied by the Court.

     "IRS" shall mean the United States Internal Revenue Service.

     "License" shall have the meaning given such term in Section 3.26 hereof.

     "Liens" shall mean all liens, charges, security interests, pledges, rights or claims of others, restraints on transfer or other encumbrances.

     "Material Adverse Change" shall mean a change or a development involving a prospective change which would have a Material Adverse Effect.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its Subsidiaries taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Nasdaq National Market" shall mean the National Association of Securities Dealers Automated Quotation National Market.

     "New Certificates" shall have the meaning given such term in Section 2.02(a) hereof.

     "NexStar Common Shares" shall mean the NexStar Freely Trading Shares and Escrowed Shares.

     "NexStar Freely Trading Shares" shall mean the 3,260,636 NexStar Common Shares issued and outstanding on the Effective Date which are not the Escrowed Shares, plus any NexStar Common Shares, up to a maximum amount of 266,389 NexStar Common Shares, issued subsequent to the date hereof and prior to the Effective Date as a result of the exercise of Vested NexStar Options.

     "NexStar Interest" shall have the meaning given such term in Section 3.02 hereof.

     "NexStar Meeting" shall mean the special meeting of the shareholders of NexStar to be held to consider and, if deemed, advisable, approve the Arrangement.

     "NexStar Quarterly Report" shall have the meaning given such term in
Section 3.08 hereof.

     "NexStar Subsidiary" shall mean NexStar Corporation, a Colorado corporation.

     "Note" shall have the meaning given such term in Section 9.02 hereof.

     "Old Certificates" shall have the meaning given such term in Section 2.02(a) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan of Arrangement" shall mean the plan of arrangement agreed to by each of Zygo, Zygo Canada and NexStar substantially in the form attached hereto as Appendix I, with such changes as may be agreed by the parties hereto.

     "Product Liability" shall have the meaning given such term in Section 3.23 hereof.

     "Registrar" shall mean the registrar appointed under Section 345 of the Company Act.

     "Registration Statement" shall have the meaning given such term in Section
4.06 hereof.

     "Regulatory Authority" shall mean the Vancouver Stock Exchange and the Nasdaq National Market, and any foreign, Canadian or United States federal or state government or governmental authority the approval of which, or filing with, is legally required or permitted for consummation of the transactions contemplated by this Agreement and the Plan of Arrangement.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     "Requisite Regulatory Approvals" shall have the meaning given such term in
Section 8.01(e) hereof.

     "Securities Act" shall mean the securities act (British Columbia) as amended from time to time, together with all regulations passed thereunder and all policy statements published in connection therewith from time to time.

     "Subsequent Transaction" shall have the meaning given such term in Section
9.02 hereof.

     "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity.

     "Tax" and "Taxes" shall have the meaning given such terms in Section 3.12 hereof.

     "Tax Return(s)" shall have the meaning given such term in Section 3.12 hereof.

     "U.S. Commission" shall mean the Securities and Exchange Commission of the United States.

     "U.S. Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Unvested NexStar Options" shall mean the presently issued and outstanding options to purchase up to 110,611 common shares of NexStar, which pursuant to their terms are not exercisable on or before September 1, 1996.

     "Vested NexStar Options" shall mean the presently issued and outstanding options to purchase up to 266,389 common shares of NexStar, which pursuant to their terms are exercisable on or before September 1, 1996.

     "Zygo 10-K" shall have the meaning given such term in Section 4.07 hereof.

     "Zygo 10-Q" shall have the meaning given such term in Section 4.07 hereof.

     "Zygo Disclosure Schedule" shall have the meaning given such term in the preamble to Article IV hereof.

     "Zygo Exchange Act Filings" shall have the meaning given such term in
Section 4.06 hereof.

     "Zygo Subsidiary" shall mean any Subsidiary of Zygo, other than Zygo International Sales Corporation, which is inactive.

                                   ARTICLE II.

     SECTION 2.01. THE ARRANGEMENT. In order to complete the proposed Arrangement, Zygo has incorporated Zygo Canada, a wholly owned subsidiary, under the laws of British Columbia. Immediately prior to the Effective Date, Zygo shall subscribe for a sufficient number of shares of Zygo Canada for a price equal to the fair market value of the outstanding NexStar Common Shares. Zygo Canada will subscribe for a sufficient number of shares of Zygo Common Stock for a price equal to the fair market value of the outstanding NexStar Common Shares. All of the above shall be done in accordance with the terms and conditions of the Arrangement. Zygo Canada will purchase all of the outstanding NexStar Common Shares from the shareholders of NexStar and pay for such shares with shares of Zygo Common Stock. Subject to the terms and conditions of this Agreement, the Plan of Arrangement shall be implemented to provide inter alia, that, automatically at the Effective Date, without any additional action required on the part of a NexStar shareholder:

          (i) Each NexStar Freely Trading Share will be exchanged with Zygo Canada for Zygo Common Stock at the rate of 22.1718 NexStar Freely Trading Shares for each share of Zygo Common Stock, PROVIDED, HOWEVER, that in the event that any of the Vested NexStar Options are not exercised prior to the close of business on the day immediately prior to the date of the NexStar Meeting, the rate of exchange for each NexStar Freely Trading Share will be appropriately adjusted downward to a minimum rate of 21.1063 NexStar Freely Trading Shares for each share of Zygo Common Stock; and

          (ii) Each Escrowed Share will be exchanged with Zygo Canada for Zygo Common Stock at the rate of 23.6021 Escrowed Shares for each share of Zygo Common Stock, PROVIDED, HOWEVER, that in the event that any of the Vested NexStar Options are not exercised prior to the close of business on the day immediately prior to the date of the NexStar Meeting, the rate of exchange for each Escrowed Share will be appropriately adjusted downward to a minimum rate of 22.4678 Escrowed Shares for each share of Zygo Common Stock.

Notwithstanding anything to the contrary contained in this Section 2.01, the aggregate number of shares of Zygo Common Stock to be exchanged for all outstanding NexStar Common Shares (excluding shares of Zygo Common Stock that may be issued pursuant to the proviso of the second sentence of Section 2.02(d) hereof) will be 250,000 shares of Zygo Common Stock, appropriately adjusted for stock splits, stock dividends or similar corporate stock transactions which increase or decrease the number of outstanding shares of Common Stock effected from the date of the signing of this Agreement through the Effective Date.

     Zygo will cause NexStar to be liquidated or wound up into Zygo Canada and immediately thereafter Zygo intends to cause Zygo Canada to be wound up into Zygo.

     SECTION 2.02. EXCHANGE OF CERTIFICATES.

     (a) APPOINTMENT OF EXCHANGE AGENT. Prior to the Effective Date, Zygo shall appoint a bank or trust company to act as exchange agent in the Arrangement (the "EXCHANGE AGENT"). Promptly after the Effective Date, until the end of the one hundred twenty (120) day period following the Effective Date, Zygo Canada shall make available for exchange in accordance with this Article II certificates ("NEW CERTIFICATES") representing shares of Zygo Common Stock and cash in amounts sufficient to allow the Exchange Agent to make all deliveries of New Certificates and payments that may be required in exchange for certificates representing the outstanding NexStar Common Shares (the "OLD CERTIFICATES") pursuant to this Section 2.02 (unless Zygo Canada, in its sole discretion, determines to round all fractional interests up to whole shares of Zygo Common Stock, as provided in subsection 2.02(d) hereof).

     (b) EXCHANGE PROCEDURES. At the time the proxy materials with respect to the NexStar Meeting are first sent to NexStar shareholders or, at Zygo's discretion, at any time thereafter until the date not later than five (5) Business Days after the Effective Date, Zygo Canada shall cause the Exchange Agent to mail or deliver to each Person who was, at the Effective Date, a holder of record of NexStar Common Shares a form (mutually agreed to by Zygo and NexStar) of a letter of transmittal containing instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates pursuant to this Section 2.02. Upon surrender to the Exchange Agent of an Old Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate shall be entitled to receive in exchange therefor a New Certificate representing the Zygo Common Stock to which such holder is entitled pursuant to this Article II, and the Old Certificate so surrendered shall forthwith be cancelled. If any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such New Certificate in a name other than that of the registered holder of the Old Certificate surrendered, or shall establish to the satisfaction of Zygo that any such taxes have been paid or are not applicable. One hundred twenty (120) days after the Effective Date, Zygo Canada shall be entitled to cause the Exchange Agent to deliver to Zygo any New Certificates made available to the Exchange Agent that are unclaimed by the former shareholders of NexStar. Any former shareholders of NexStar who have not theretofore exchanged their Old Certificates for New Certificates pursuant to this Article 2.02 shall thereafter be entitled to look exclusively to Zygo and only as general creditors thereof for the Zygo Common Stock to which they become entitled upon exchange of their Old Certificates pursuant to this Article 2.02. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former shareholder of NexStar for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Zygo Canada shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of New Certificates for Old Certificates as contemplated hereby.

     (c) ILLEGALITY OF DELIVERY OF SHARES. Notwithstanding the foregoing, if it appears to Zygo Canada that it would be contrary to applicable law to issue Zygo Common Stock pursuant to the Plan of Arrangement to a person that is not a resident of Canada or the United States, the Zygo Common Stock that otherwise would be issued to that person will be issued and delivered to the Exchange Agent for sale by the Exchange Agent on behalf of that person. The Zygo Common Stock so delivered to the Exchange Agent will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Exchange Agent determines in its sole discretion. The Exchange Agent shall not be obligated to seek or obtain a minimum price for any of the Zygo Common Stock sold by it. Each such person will receive a pro rata share of the cash proceeds from the sale of the Zygo Common Stock sold by the Exchange Agent (less commissions, other reasonable expenses incurred in connection with the sale of the Zygo Common Stock and any amount withheld in respect of applicable taxes) in lieu of receiving the Zygo Common Stock. The net proceeds will be remitted in the same manner as other payments pursuant to this
Section 2.02. None of Zygo, Zygo Canada, NexStar or the Exchange Agent will be liable for any loss arising out of any such sales.

     (d) FRACTIONAL SHARES. No fractional shares of Zygo Common Stock will be issued upon the surrender for exchange of the Old Certificates. In lieu of any such fractional share, each holder of NexStar Common Shares who would otherwise have been entitled to a fraction of a share of Zygo Common Stock upon consummation of the transactions contemplated by this Agreement and the Plan of Arrangement shall be paid upon such surrender of the Old Certificates cash in U.S. funds (rounded to the nearest whole cent), without interest, in an amount equal to the product of (i) such fraction multiplied by (ii) $39.75 (being the closing price of a share of Zygo Common Stock on April 8, 1996, the date the exchange ratios were agreed to); PROVIDED, HOWEVER, that Zygo Canada, in its sole discretion, may elect to round each such fractional share up to the next higher whole share of Zygo Common Stock in lieu of providing for the payment of such cash amount. As soon as practicable after the determination of the amount of cash, if any, to be paid to former shareholders of NexStar in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement and the Plan of Arrangement such amounts to such former shareholders.

     (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Notwithstanding any other provision of this Agreement, no dividends or other distributions declared or made after the Effective Date on Zygo Common Stock shall be paid to any Person holding an Old Certificate evidencing NexStar Common Shares until such Old Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Old Certificate by any holder thereof other than a Dissenting Shareholder, there shall be paid to the holder of the New Certificate issued in exchange therefor, without interest
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to the Zygo Common Stock represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the Zygo Common Stock represented thereby, less the amount of any withholding taxes which may be required thereon.

     (f) TRANSFERS. At or after the Effective Date, there shall be no transfers on the stock transfer books of NexStar of NexStar Common Shares which were outstanding immediately prior to the Effective Date.

     (g) NO LIABILITY. In the event that any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Zygo, the posting by such Person of a bond in such reasonable amount as Zygo may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, Zygo shall, in exchange for such lost, stolen or destroyed Old Certificate, issue or cause to be issued the Zygo Common Stock and pay or cause to be paid the amounts deliverable in respect thereof pursuant to this Article 2.02.

     SECTION 2.03. DISSENTING SHARES. Notwithstanding Section 2.01, holders of NexStar Common Shares may exercise rights of dissent in accordance with the procedures set forth in Section 4 of the Plan of Arrangement.

                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF
                                     NEXSTAR

     Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by NexStar to Zygo on the date hereof (the "DISCLOSURE SCHEDULE"), a copy of which is attached hereto as
Schedule II, NexStar hereby represents and warrants to Zygo as follows:

     SECTION 3.01. ORGANIZATION, ETC. NexStar is a corporation duly organized, validly existing and in good standing under the laws of British Columbia and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. NexStar is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on the Disclosure Schedule. NexStar has heretofore delivered to Zygo true and correct copies of the Memorandum and Articles of NexStar as in effect on the date hereof.

     SECTION 3.02. THE NEXSTAR SUBSIDIARY AND OTHER NEXSTAR INTERESTS.

                  (a) The NexStar Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. A true and correct copy of the Articles of Incorporation and By-laws of the NexStar Subsidiary as in effect on the date hereof have been provided to Zygo. The NexStar Subsidiary is duly qualified or licensed to conduct its business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on the Disclosure Schedule. NexStar acquired the shares of the NexStar Subsidiary for the purposes of long term investment, dividend payment and capital appreciation.

     (b) The Disclosure Schedule contains a list of all Subsidiaries (other than the NexStar Subsidiary), partnerships, joint ventures and other entities in which NexStar has, directly or indirectly, any legal or beneficial interest and indicates for each such Subsidiary, partnership, joint venture or other entity (a "NEXSTAR INTEREST"): (i) the percentage and type of equity securities of or other interest in the NexStar Interest owned or controlled by NexStar; (ii) the identity of any other beneficial or record owner of any such NexStar Interest and the percentage and type of such ownership; (iii) the jurisdiction of incorporation or organization; (iv) each jurisdiction in which it is qualified or licensed to conduct its business; and (v) in the case of any joint venture, the identity of each other joint venture partner. NexStar is the direct owner, beneficially and of record, of all such equity securities or other interests listed as being owned by it, free and clear of all Liens.

     SECTION 3.03. CAPITALIZATION.

     (a) The authorized, issued and outstanding capital stock of NexStar is as set forth on the Disclosure Schedule. NexStar does not hold any shares in its own capital. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of NexStar are as set forth in NexStar's Articles, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable and corporate laws. All outstanding shares of capital stock of NexStar have been duly authorized and validly issued as fully paid and non-assessable. All of the outstanding securities of NexStar were issued in compliance with all applicable Canadian and provincial securities and corporate laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, pre-emptive rights or agreements or instruments or understandings of any character to which NexStar is a party or by which NexStar is bound, obligating NexStar to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, pre-emptive right or agreement. There are no outstanding obligations, contingent or other, of NexStar to purchase, redeem or otherwise acquire any shares of its capital stock. Except as set forth in the Disclosure Schedule, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any of the capital stock of NexStar or the NexStar Subsidiary.

     (b) The authorized, issued and outstanding capital stock of the NexStar Subsidiary is as set forth on the Disclosure Schedule. There are no shares of capital stock of the NexStar Subsidiary held as treasury shares. All outstanding shares of capital stock of the NexStar Subsidiary are owned of record and beneficially by NexStar, free and clear of any and all Liens, and have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of NexStar were issued in compliance with all applicable federal and state securities and corporate laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, pre-emptive rights or agreements or instruments or understandings of any character to which NexStar or the NexStar Subsidiary is a party or by which NexStar or the NexStar Subsidiary is bound, obligating the NexStar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, pre-emptive right or agreement. There are no outstanding obligations, contingent or other, of the NexStar Subsidiary to purchase, redeem or otherwise acquire any shares of its capital stock. Except as set forth in the Disclosure Schedule, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any of the capital stock of the NexStar Subsidiary.

     SECTION 3.04. AUTHORIZATION. NexStar has all requisite corporate power and authority to enter into this Agreement, the Plan of Arrangement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement, the Plan of Arrangement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Arrangement, the consummation of the transactions contemplated hereby and the performance by NexStar of its obligations hereunder have been duly authorized by all necessary corporate action on the part of NexStar, subject only to the approval of the Plan of Arrangement by the shareholders of NexStar and the Court. This Agreement has been duly executed and delivered by NexStar and constitutes the legal, valid and binding obligation of NexStar enforceable against NexStar in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law). In the event that the Note, the security agreement and the guaranty described in Section 9.02 hereof are executed and delivered, each of such agreements will constitute the legal, valid and binding obligation of NexStar or the NexStar Subsidiary, as the case may be, enforceable against NexStar or the NexStar Subsidiary, as the case may be, in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

     SECTION 3.05. NO VIOLATION. The execution and delivery of this Agreement and the Plan of Arrangement by NexStar do not, and the consummation by NexStar of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of NexStar's Memorandum and Articles or the organizational documents of the NexStar Subsidiary; (b) conflict with, or result in any violation of or default or loss of any benefit under, any License, grant, statute, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which NexStar or the NexStar Subsidiary is a party or to which any of their respective property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which NexStar or the NexStar Subsidiary is a party or to which any of their respective property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of NexStar or the NexStar Subsidiary; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License. Each of NexStar and the NexStar Subsidiary is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its respective property or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect.

     SECTION 3.06. APPROVALS. The execution and delivery of this Agreement and the Plan of Arrangement and the consummation of the transactions contemplated hereby and thereby by NexStar will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which NexStar or the NexStar Subsidiary is a party or to which any of their respective properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by NexStar or the NexStar Subsidiary in connection with the execution and delivery of this Agreement and the Plan of Arrangement, the consummation of the transactions contemplated hereby and thereby, or the performance by NexStar of its obligations hereunder, other than in connection with or in compliance with the provisions of the Exchange Act, the U.S. Securities Act, the securities or blue sky laws of the various states, the provisions of the rules, regulations and By-laws of the Vancouver Stock Exchange, the Securities Act and the securities laws of the other provinces of Canada, as applicable, the Interim Order and the Final Order. NexStar will promptly apply to the Court pursuant to Section 276 of the Company Act for and will obtain the Interim Order providing for, among other things, the calling and holding of the NexStar Meeting for the purpose of the shareholders of NexStar considering and, if thought fit, approving the Arrangement.

     SECTION 3.07. SECURITIES ACT FILINGS. NexStar has delivered to Zygo true, correct and complete copies of (a) each final prospectus, management proxy circular and press releases, material change reports and interim and annual financial statements filed by NexStar with the British Columbia Securities Commission and (b) each report filed by NexStar with the British Columbia Securities Commission and any other principal regulatory authority having jurisdiction with respect to NexStar. NexStar has timely filed all the material required to be filed pursuant to the applicable provisions of the Securities Act. None of the documents referred to in the initial sentence of this Section
3.07 as of the dates they were respectively filed with the securities commissions or other regulatory authorities referred to therein contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     NexStar is a reporting issuer not in default under the Securities Act and is not a reporting issuer or the equivalent thereof in any other province of Canada.

     SECTION 3.08. FINANCIAL STATEMENTS AND OTHER INFORMATION.

     (a) NexStar has delivered to Zygo (i) true, correct and complete copies of NexStar's audited consolidated balance sheets as of December 31, 1993, 1994 and 1995, and the related statements of operations, accumulated deficit and cash flows (together with the auditors' reports thereon) for each of the years ended December 31, 1993, 1994 and 1995, together with notes to such financial statements (the "AUDITED FINANCIAL STATEMENTS") and (ii) true, correct and complete copies of NexStar's unaudited balance sheets as at March 31, 1996, and the related statements of operations, accumulated deficit and cash flows for the three month periods ended March 31, 1994, 1995 and 1996 (the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and Interim Financial Statements are herein collectively referred to as the "FINANCIAL STATEMENTS".

     (b) The Financial Statements are in accordance with the books and records of NexStar, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and, prior to the Effective Date, will be in compliance with U.S. Commission Regulation S-X for use by Zygo, and the balance sheets included therein present fairly as of their respective dates the financial condition of NexStar and the NexStar Subsidiary (subject, in the case of Interim Financial Statements, to year-end adjustments that may be required upon audit, which adjustments will not have a Material Adverse Effect on such financial statements). All material liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed. The statements of operations, accumulated deficit and cash flows included in the Financial Statements present fairly the results of operations, accumulated deficit and cash flows of NexStar and the NexStar Subsidiary for the periods indicated (subject, in the case of Interim Financial Statements, to year-end adjustments that may be required upon audit, which adjustments will not have a Material Adverse Effect on such financial statements), and the notes included in the Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

     (c) All properties, investments, tangible assets and deferred costs reflected in the latest balance sheet included in the Financial Statements have a fair market or realizable value at least equal to the value thereof as reflected therein.

     (d) The inventories owned by NexStar and the NexStar Subsidiary shown in all balance sheets (including the latest balance sheet) included in the Financial Statements are properly valued at the lower of cost or market, determined on a first in, first out basis (FIFO), in accordance with generally accepted accounting principles consistently applied, are usable or saleable and not obsolete or represent excess quantities and can reasonably be anticipated to be used or sold in the ordinary course of business of NexStar and the NexStar Subsidiary. Since December 31, 1995 the inventories of NexStar and the NexStar Subsidiary have been maintained at levels consistent with past practice as reflected on their books and records, and neither NexStar nor the NexStar Subsidiary has caused its inventories to be materially increased or decreased, other than in the ordinary course of business consistent with past practice.

     (e) The accounts and notes receivable of NexStar and the NexStar Subsidiary, net of the allowance for doubtful accounts applicable thereto included in the latest balance sheet included in the Financial Statements, are collectible in full over the period of usual trade terms (by use of NexStar's and the NexStar Subsidiary's normal collection methods without resort to litigation or reference to a collection agency), and there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of NexStar. NexStar and the NexStar Subsidiary have fully performed all obligations with respect thereto which they were obligated to perform to the date hereof. NexStar has delivered to Zygo a true and complete aging schedule for the accounts receivable as of March 31, 1996.

     (f) Except as disclosed in the NexStar Quarterly Report for the three months ended March 31, 1996 filed with the British Columbia Securities Commission and the Vancouver Stock Exchange (the "NEXSTAR QUARTERLY REPORT"), since December 31, 1995 there has been (i) no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or, to the best knowledge of NexStar, prospects, of NexStar or the NexStar Subsidiary, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise; and, to the best knowledge of NexStar, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future and (ii) no material fact (as defined in the Securities Act) in relation to the capital stock of NexStar which has not been generally disclosed.

     SECTION 3.09. NO UNDISCLOSED LIABILITIES. Except as set forth in the notes to the Financial Statements, the liabilities on the latest balance sheet included in the Financial Statements consist solely of accrued obligations and liabilities incurred by NexStar and the NexStar Subsidiary in the ordinary course of their business to Persons which are not Affiliates of NexStar or the NexStar Subsidiary. There are no liabilities of NexStar or the NexStar Subsidiary of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (a) liabilities disclosed in the Financial Statements, and (b) liabilities which have arisen after March 31, 1996 in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than chargebacks incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no asserted claims for indemnification by any Person against NexStar or the NexStar Subsidiary under any law or agreement or pursuant to the Memorandum and Articles of NexStar or the Articles of Incorporation and By-laws of the NexStar Subsidiary and neither NexStar nor the NexStar Subsidiary is aware of any facts or circumstances that might give rise to the assertion of such a claim against NexStar or the NexStar Subsidiary thereunder.

     SECTION 3.10. CORPORATE ACTION. All corporate action of the Board of Directors and of the shareholders of NexStar and the NexStar Subsidiary taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Memorandum and Articles of NexStar and the Articles of Incorporation and By-laws of the NexStar Subsidiary, and has been duly recorded in their respective corporate minute books (true, correct and complete copies of which have been delivered to or made available for inspection by Zygo).

     SECTION 3.11. EVENTS SUBSEQUENT TO DECEMBER 31, 1995. Except as heretofore disclosed in the NexStar Quarterly Report, or otherwise set forth in the Disclosure Schedules, since December 31, 1995 neither NexStar nor the NexStar Subsidiary has (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of NexStar or the NexStar Subsidiary), (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all in the ordinary course of business, (c) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the balance sheet included in the Audited Financial Statements for 1995 and current liabilities incurred since December 31, 1995 in the ordinary course of business, (d) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, or has any intention to do so, (e) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (h) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (i) suffered any adverse change in its relations with, or any loss or threatened loss of, any of its suppliers or customers disclosed pursuant to Section 3.24, (j)(i) granted any severance or termination pay to any of its directors, officers, employees or consultants, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers, employees or consultants, (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increased the compensation, bonus or other benefits payable to any of its directors, officers, consultants or employees, (k) made any material change in the manner of its business or operations, (l) made any material change in any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles or disclosed in the Financial Statements, (m) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or by the Plan of Arrangement or (n) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 3.12. TAXES. Except for matters that would not have a Material Adverse Effect, (a) all tax returns (including, without limitation, income, profit, franchise, sales and use, excise, severance, occupation, property, gross receipts, payroll and withholding tax returns and information returns), deposits and reports (all such returns, deposits and reports herein referred to collectively as "TAX RETURNS" or singularly as a "TAX RETURN") of or relating to any Canadian or United States federal, state, provincial, local or foreign or other governmental tax (all, together with any penalties, additions to tax, fines and interest thereon or related thereto, herein referred to collectively as "TAXES" or singularly as a "TAX") that are required to be filed or deposited for, by, on behalf of or with respect to NexStar or the NexStar Subsidiary, including, but not limited to, those relating to the income, business, operations or property of NexStar and the NexStar Subsidiary and those which include or should include NexStar and the NexStar Subsidiary, have been filed or deposited duly and on a timely basis and all Taxes and filing fees shown to be due and payable on such Tax Returns have been paid in full and all installments, assessments and charges of which NexStar or the NexStar Subsidiary is aware or has received notice and which are due and payable by NexStar or the NexStar Subsidiary have been paid in full; (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all liabilities for Taxes for the periods covered by such Tax Returns;
(c) to the best knowledge of NexStar and the NexStar Subsidiary, no such Tax Return or designation contains any misstatement or omits any statement that should have been included therein; (d) all Taxes imposed on NexStar or the NexStar Subsidiary (or for which NexStar or the NexStar Subsidiary is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements)), for all periods up to December 31, 1995, which are due and payable on or before the Effective Date, have been or will be paid when due or adequately reserved against on the March 31, 1996 balance sheet; (e) none of such Tax Returns are now under audit or examination by any Canadian or United States federal, state, provincial, local or foreign or other Governmental Entity and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against NexStar or the NexStar Subsidiary or with respect to any such Tax Return or any suits or other judicial or administrative actions, proceedings, investigations or claims now pending or, to the best knowledge of NexStar, threatened against NexStar or the NexStar Subsidiary with respect to any Tax, governmental charge or assessment;
(f) the
latest balance sheet included in the Financial Statements reflects and includes adequate provisions for the payment in full of any and all Taxes for which NexStar or the NexStar Subsidiary is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements), not yet due for any and all periods up to and including the date of such balance sheet; (g) all Taxes for which NexStar or the NexStar Subsidiary is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements), for periods beginning after December 31, 1995 through the Effective Date have been, or will be, paid when due or adequately reserved against on the books of NexStar and the NexStar Subsidiary on or prior to the Effective Date and an amount of cash equal to the amount of such reserve will have been set aside for payment of such Taxes; (h) NexStar and the NexStar Subsidiary have withheld and remitted all amounts required to be withheld and have paid such amounts due to the appropriate authority on a timely basis and in the form required under the appropriate legislation; (i) NexStar and the NexStar Subsidiary have not been, and are currently not, required to file a Tax Return in any jurisdiction other than (a) Vancouver, British Columbia, Canada and (b) Colorado, Longmont, Boulder County and the United States of America, respectively; (j) except for the acquisition of the shares of the NexStar Subsidiary by NexStar, neither NexStar nor the NexStar Subsidiary has acquired property from, or disposed of property for proceeds less than fair market value thereof to, any Person with whom it does not deal at arm's length; (k) there has never been a "change of control" of NexStar, for the purposes of the Income Tax Act (Canada); and (l) NexStar is not required to be registered under Section 240 of the Excise Tax Act. The March 31, 1996 balance sheet contains adequate reserves against any liability for Taxes for which NexStar or the NexStar Subsidiary could be liable in respect of any audit or examination set forth on the Disclosure Schedule. There is no tax Lien, whether imposed by any Canadian or United States federal, state, provincial, county, local or foreign taxing authority, outstanding against the assets, properties or business of NexStar or the NexStar Subsidiary. All material elections and consents with respect to any Tax (or the computation thereof) affecting NexStar or the NexStar Subsidiary as of the date hereof are obvious from the Tax Returns or are set forth on the Disclosure Schedule. After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting NexStar or the NexStar Subsidiary will be made without the written consent of Zygo. Neither NexStar nor the NexStar Subsidiary has agreed to make or is required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. Neither NexStar nor the NexStar Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or as a consequence of the transactions contemplated hereby will result, separately or in the aggregate, in the payment of any excess parachute payments within the meaning of Section 280G of the Code.

     SECTION 3.13. LITIGATION. Except as set forth in the Disclosure Schedule, there is no action, suit, investigation, arbitration or proceeding pending or, to the best knowledge of NexStar, threatened against or affecting NexStar or the NexStar Subsidiary or any of their respective properties or rights (including without limitation no charge of patent and/or trademark infringement), by or before any Governmental Entity, or any basis in fact therefor known to NexStar, against or involving NexStar or the NexStar Subsidiary or any of their respective officers, directors, employees or consultants (in all instances, in their capacity as such), assets, business or products, whether at law or in equity. With respect to each litigation or claim described in the Disclosure Schedule, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Liens and other documents have been furnished to Zygo.

     SECTION 3.14. COMPLIANCE WITH LAWS. NexStar and the NexStar Subsidiary have complied in all material respects with all applicable laws (including rules, regulation, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Entity relating to or affecting the operation, conduct or ownership of their respective properties or business. No investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state, provincial or local taxing authority) with respect to NexStar or the NexStar Subsidiary is pending or, to the best knowledge of NexStar, threatened, nor has any Governmental Entity indicated in writing to NexStar or the NexStar Subsidiary an intention to conduct the same. Neither NexStar, the NexStar Subsidiary nor, to the best knowledge of NexStar, any director, officer, consultant or employee of NexStar or the NexStar Subsidiary (in all instances, in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon NexStar or the NexStar Subsidiary of any Governmental Entity, which default would have a Material Adverse Effect. There is no existing law, rule, regulation or order, whether Canadian or United States federal, state, provincial, local or foreign, which would prohibit or materially restrict NexStar or the NexStar Subsidiary from, or otherwise materially adversely affect NexStar or the NexStar Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

     SECTION 3.15. TITLE TO AND CONDITION OF PROPERTY.

     (a) The Disclosure Schedule identifies all of the rights and interests in real property and leasehold estates owned by NexStar and the NexStar Subsidiary as of the date hereof, and the nature and amount of its respective interest therein. NexStar and the NexStar Subsidiary have good and marketable title to all real property and have valid, subsisting and enforceable leases to all leasehold estates identified and reflected in the Disclosure Schedule (with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties by NexStar and the NexStar Subsidiary) and either good and marketable title or rights as lessee to all personalty of any kind or nature owned or used by NexStar or the NexStar Subsidiary in their respective business, in each case free and clear of all Liens except for (i) Liens, defects or irregularities of title identified on the Disclosure Schedule which, individually or in the aggregate, do not detract from or materially interfere with the present or reasonably foreseeable use or value of the properties subject thereto or otherwise have or reasonably could have a Material Adverse Effect, and (ii) Liens for non-delinquent ad valorem taxes and non-delinquent statutory liens arising other than by reason of default by NexStar or the NexStar Subsidiary. NexStar and the NexStar Subsidiary as lessee have the right under valid leases to occupy, use, possess and control all property leased by NexStar and the NexStar Subsidiary as now occupied, used, possessed and controlled by NexStar or the NexStar Subsidiary. The assets and properties owned or leased by NexStar and the NexStar Subsidiary are sufficient to operate and conduct the business of NexStar and the NexStar Subsidiary in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof.

     (b) Each lease or agreement under which NexStar or the NexStar Subsidiary is a lessee or lessor of any property, real or personal, is a valid and binding agreement of such Person and, to the best knowledge of NexStar, the other party thereto (in each case with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such properties by NexStar and the NexStar Subsidiary), without any default by NexStar or the NexStar Subsidiary thereunder and, to the best knowledge of NexStar, without any default thereunder by any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by NexStar or the NexStar Subsidiary under any such lease or agreement or, to the best knowledge of NexStar, by any other party thereto. NexStar's and the NexStar Subsidiary's possession of such property has not been disturbed and no claim has been asserted, whether oral or in writing, against NexStar or the NexStar Subsidiary adverse to its rights in such leasehold interests.

     (c) All buildings, structures, appurtenances and material items of machinery, equipment and other material tangible assets used by NexStar and the NexStar Subsidiary are in good operating condition and repair, normal wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use and operation. None of NexStar's or the NexStar Subsidiary's premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost.

     SECTION 3.16. ENVIRONMENTAL MATTERS.

     (a) All Licenses required under Environmental Laws that are necessary to the operations of the business of NexStar and the NexStar Subsidiary have been obtained and are in full force and effect and neither NexStar nor the NexStar Subsidiary is aware of any basis for revocation or suspension of any such licenses, permits, consents or other approvals; and the business of NexStar and the NexStar Subsidiary has at all times been operated in full compliance in all material respects with such Licenses, and within the production levels or emission levels specified in such Licenses. To the best knowledge of NexStar, no Environmental Laws impose any obligation upon Zygo, as a result of any transaction contemplated hereby, requiring prior notification to any Governmental Entity of the transfer of any License which is necessary to the operations of the business of NexStar and the NexStar Subsidiary. All of the facilities and operations of the business of NexStar and the NexStar Subsidiary were constructed, and have been operated, in all material respects in accordance with the representations and conditions made or set forth in the License applications and the Licenses.

     (b) Each of NexStar and the NexStar Subsidiary has at all times operated its business in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity.

     (c) There are not any existing, pending or, to the best knowledge of NexStar, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Entity directed against NexStar or the NexStar Subsidiary in connection with the operation of its business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations by NexStar or the NexStar Subsidiary of any Environmental Law, (iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials by NexStar or the NexStar Subsidiary, or (iv) response, removal or remedial costs under the Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law.

     (d) No portion of the real property owned or leased by NexStar or the NexStar Subsidiary with respect to its business is listed on any Contaminated Site List.

     (e) There has been no Release of any Hazardous Materials on or underlying any real property owned or leased by NexStar or the NexStar Subsidiary.

     (f) No asbestos-containing materials or polychlorinated biphenyls ("PCBS") are present on or underlying any real property owned or leased by NexStar or the NexStar Subsidiary.

     (g) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by NexStar or the NexStar Subsidiary.

     (h) NexStar has provided to Zygo all engineering, geologic, environmental and other documents or maps in the possession of NexStar or the NexStar Subsidiary relating to (i) any Environmental Conditions existing on any real property owned or leased by NexStar or the NexStar Subsidiary, or (ii) any violations by NexStar or the NexStar Subsidiary of any Environmental Laws.

     (i) All Hazardous Materials, if any, generated by NexStar and the NexStar Subsidiary in their business have been transported, stored, treated and disposed of by transporters or carriers, or at treatment, storage and disposal facilities, authorized or maintaining valid permits under all applicable Environmental Laws.

     (j) Neither NexStar nor the NexStar Subsidiary is aware of any Environmental Remediation Costs which are required or have been planned relating to the operation of their business by NexStar and the NexStar Subsidiary for which NexStar reasonably anticipates payment or accrual.

     SECTION 3.17. CONTRACTS.

     (a) The Disclosure Schedule contains a complete list of all currently effective written or oral (i) employment contracts, arrangements or policies of NexStar and the NexStar Subsidiary which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits); (ii) leases, sales contracts and other agreements with respect to any property, real or personal, of NexStar and the NexStar Subsidiary, except for leases of personal property involving less than U.S.$5,000 individually and U.S.$25,000 in the aggregate; (iii) contracts or commitments for capital expenditures or acquisitions in excess of U.S.$25,000 for one project or set of related projects; (iv) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation (third party or otherwise) for the borrowing of money; (v) contracts or agreements providing for any covenant not to compete by NexStar or the NexStar Subsidiary or otherwise restricting in any way NexStar's or the NexStar Subsidiary's engaging in any business activity (including a description of the businesses to which the covenant not to compete applies); (vi) contracts or agreements relating to consultancies, professional retentions, agency, sales or distributorship arrangements pertaining to NexStar, the NexStar Subsidiary or their respective products or activities; (vii) contracts, agreements or commitments requiring NexStar or the NexStar Subsidiary to indemnify or hold harmless any Person;
(viii) all contracts with any customer or supplier listed on the Disclosure Schedule pursuant to Section 3.24 hereto other than outstanding purchase orders in the ordinary course of business involving less than U.S.$5,000 individually and U.S.$25,000 in the aggregate; and (ix) contracts, agreements, arrangements or commitments, other than the foregoing, which could reasonably be considered material to the business of NexStar or the NexStar Subsidiary (all contracts, agreements, arrangements or commitments to which NexStar or the NexStar Subsidiary is a party, whether or not listed on the Disclosure Schedule, being hereinafter referred to as "CONTRACTS"). True and correct copies of all the Contracts listed on the Disclosure Schedule have been furnished to Zygo. All Contracts are valid and binding in all material respects and NexStar and the NexStar Subsidiary have duly performed their respective obligations thereunder in all material respects to the extent such obligations have accrued, and no breach or default thereunder by NexStar or the NexStar Subsidiary or, to the best knowledge of NexStar, any other party thereto has occurred that could impair the ability of NexStar or the NexStar Subsidiary to enforce any material rights thereunder. There are no material liabilities of NexStar or the NexStar Subsidiary or, to the best knowledge of NexStar, any other party to any of the Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by NexStar or the NexStar Subsidiary which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset(s) of NexStar or the NexStar Subsidiary.

     (b) The consummation of the Acquisition or the other transactions contemplated hereby will not result in any violation or termination of, default or loss of benefit under, or give rise to a right of termination under, the terms of any Contract.

There are no negotiations pending or in progress to revise, in any material respect, any Contract.

     SECTION 3.18. EMPLOYEE AND LABOR MATTERS AND PLANS.

     (a) The Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the date hereof, was sponsored, maintained or contributed to by, or otherwise binding upon NexStar, the NexStar Subsidiary or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA; (ii) any personnel policy; and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, material fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "EMPLOYEE PLAN").

     (b) With respect to each Employee Plan, NexStar has delivered to Zygo true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan; and (ii), where applicable, (1) the last two annual reports (5500 series) filed with the IRS or the Department of Labor; (2) the most recent balance sheet and financial statement; (3) the most recent actuarial report or valuation statement; (4) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending; and (5) the last PBGC-1 filed with the PBGC.

     (c) Each Employee Plan (which, for the purpose of this subsection (c), includes any plan, contract, policy or arrangement which is otherwise described in subsection (a)) has been maintained and administered in all material respects in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and applicable law. With respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, the PBGC or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened; and (iii) to the knowledge of NexStar, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to NexStar, the NexStar Subsidiary or the plan assets.

     (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

     (e) The Disclosure Schedule identifies each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA). With respect to each such Employee Plan, (i) the Employee Plan is a qualified plan under
Section 401(a) of the Code, and its related trust is exempt from Federal income taxation under Section 501(a) of the Code; (ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status; (iii) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code; (iv) with respect to each such Employee Plan which is covered by
Section 412 of the Code, there has been no accumulated funding deficiency, whether or not waived, within the meaning of Section 302(a)(2) of ERISA or
Section 412 of the Code, and there has been no failure to make a required installment by its due date under Section 412(m) of the Code; and (v) with respect to each such Employee Plan which is covered by Title IV of ERISA, (1) no reportable event within the meaning of Section 4043(b) of ERISA and the regulations thereunder has occurred; (2) no notice of intent to terminate the plan has been provided to participants or filed with the PBGC under Section 4041 of ERISA, nor has the PBGC instituted or threatened to institute any proceeding under Section 4042 of ERISA to terminate the plan; (3) no liability has been incurred under Title IV of ERISA to the PBGC or otherwise (except for the payment of PBGC premiums) and no event or set of conditions exists which could subject the assets of NexStar or the NexStar Subsidiary to a lien under Section 412 of the Code or under ERISA; and (4) in the case of a defined benefit pension plan, the value of the plan assets exceeds the total present value of the plan's benefit liabilities on a plan termination basis based upon actuarial assumptions and asset valuation principles applied by the PBGC (or applicable foreign law). Neither NexStar nor the NexStar Subsidiary has ceased operations at a facility so as to become subject to the provisions of Section 4068(f) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan which is a pension plan subject to Section 4064(a) of ERISA.

     (f) Each trust which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code has been identified as such on the Disclosure Schedule, and each such trust satisfies the requirements of that Section and is covered by a favorable IRS determination letter, and neither the trust nor any related plan has been amended or operated since the date of the most recent determination letter in a manner which would adversely affect such exempt status.

     (g) No Employee Plan listed on the Disclosure Schedule is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither NexStar nor the NexStar Subsidiary nor any ERISA Affiliate is, or within six years prior to the date hereof was, obligated to contribute or otherwise a party to any such multiemployer plan. Neither NexStar nor the NexStar Subsidiary has incurred or expects to incur any withdrawal liability under Title IV of ERISA (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with a complete or partial withdrawal from a multiemployer plan, and no ERISA Affiliate has received notice from any such multiemployer plan that the plan is in reorganization or insolvency pursuant to Sections 4241 or 4245 or ERISA or that the plan is intended to terminate or has terminated under Sections 4041A or 4042 of ERISA.

     (h) NexStar and the NexStar Subsidiary and their respective ERISA Affiliates have complied in all material respects with the provisions of Section 4980B of the Code with respect to any Employee Plan or benefit arrangement which is a group health plan within the meaning of Section 5001(b)(1) of the Code. Except as may be required under Section 4980B of the Code or any similar state law requiring continuous coverage with respect to health plans, neither NexStar nor the NexStar Subsidiary maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Except as set forth in the Disclosure Schedule, each Employee Plan may be unilaterally terminated and/or amended by NexStar or the NexStar Subsidiary at any time without damage or penalty.

     (i) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan, except as contemplated by this Agreement and the Plan of Arrangement.

     (j) The Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all employees of or consultants to NexStar, the NexStar Subsidiary or any ERISA Affiliate (each an "EMPLOYEE"). Except as set forth on the Disclosure Schedule, there are no covenants, agreements or restrictions, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting any Employee of the NexStar Subsidiary from engaging in any types of business activity in any location. To the best knowledge of NexStar, no Employee and no group of employees of NexStar, the NexStar Subsidiary or any ERISA Affiliate, has any plans to terminate their employment or consultancy. There has not been, and NexStar does not anticipate, any adverse change in relations with Employees as a result of the announcement of the transactions contemplated by this Agreement. Neither the Company, the NexStar Subsidiary nor any ERISA Affiliate has instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its Employees.

     (k) None of the Employees are subject to union or collective bargaining agreements. There have been no audits of the equal employment opportunity practices of NexStar or the NexStar Subsidiary and, to the best knowledge of NexStar, no basis for such claim exists. There is no unfair labor practice charge or complaint against NexStar or the NexStar Subsidiary pending before the National Labor Relations Board or similar foreign agency or strike, dispute, slowdown or stoppage pending or threatened against or involving NexStar or the NexStar Subsidiary and none has occurred since the respective dates of their inception. No representation question exists respecting the employees of NexStar or the NexStar Subsidiary and no collective bargaining agreement is currently being negotiated by NexStar or the NexStar Subsidiary, nor is any grievance procedure or arbitration proceeding pending with respect to any Employee and no claim therefor has been asserted. Neither NexStar nor the NexStar Subsidiary has received notice from any Employee setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

     (l) The Disclosure Schedule sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed U.S.$5,000 per individual) made by NexStar or the NexStar Subsidiary to any of its officers, directors, employees, shareholders or consultants.

     SECTION 3.19. INSURANCE POLICIES. The Disclosure Schedule contains a correct and complete description of all insurance policies covering NexStar or the NexStar Subsidiary and their respective business, employees, agents and assets. Each such policy is in full force and effect and is adequate in coverage and amount to insure fully against risks to which NexStar or the NexStar Subsidiary and their employees, businesses, properties and other assets may be exposed in the operation of their respective business. Such policies shall not, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, this Agreement or the Plan of Arrangement. All retroactive premium adjustments under any worker's compensation policy of NexStar or the NexStar Subsidiary have been recorded in the Financial Statements in accordance with generally accepted accounting principles and are reflected in the Financial Statements. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. Neither NexStar nor the NexStar Subsidiary has failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by or on behalf of NexStar or the NexStar Subsidiary as to which the insurers have denied coverage or otherwise reserved rights. Neither NexStar nor the NexStar Subsidiary has been refused any insurance with respect to assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since the respective dates of their inception.

     SECTION 3.20. RECORDS. NexStar and the NexStar Subsidiary have records that accurately and validly reflect their respective transactions and accounting controls sufficient to insure that such transactions are (a) in all material respects executed in accordance with its management's general or specific authorization and (b) recorded in conformity with generally accepted accounting principles.

     SECTION 3.21. INFORMATION SUPPLIED. The Information Circular, including any amendments or supplements thereto, with respect to the NexStar Meeting contemplated by Section 5.03 hereof, will comply as to form in all material respects with the applicable provisions of the Securities Act, the Company Act and, to the extent applicable, the Exchange Act and the rules and regulations promulgated under any such Act, and such Information Circular will not, on the date of filing thereof with the British Columbia Securities Commission, on the date of dissemination thereof to the NexStar shareholders or at any time prior to the NexStar Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 3.22. BROKERAGE FEES. Neither NexStar, the NexStar Subsidiary nor any of their respective Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by NexStar or the NexStar Subsidiary.

     SECTION 3.23. NO PRODUCT LIABILITIES; PRODUCT WARRANTIES.

     (a) Neither NexStar nor the NexStar Subsidiary has incurred, nor does NexStar know of or have any reason to believe there is any basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) ("PRODUCT LIABILITY") with respect to any product sold or service rendered by NexStar or the NexStar Subsidiary, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance, other than chargebacks incurred in the ordinary course of business and consistent with past practice and none of which have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) NexStar has furnished Zygo with the standard forms of purchase orders for its and the NexStar Subsidiary's products and services that are in effect or proposed to be used by the NexStar Subsidiary, which forms contain all warranties and guarantees given by NexStar and the NexStar Subsidiary to their customers with respect to their products and services, except for those warranties imposed by law. There are no pending or, to the best knowledge of NexStar, threatened claims under any warranty or guaranty against NexStar or the NexStar Subsidiary. The Disclosure Schedule lists all payments or settlements made in respect of any such warranty or guaranty (including without limitation any returns or allowances) in excess of

U.S.$5,000 since January 1, 1994, indicating the name of each customer, the amount of each payment and a brief description of the facts relating thereto.

     SECTION 3.24. SUPPLIERS AND CUSTOMERS.

     (a) The Disclosure Schedule lists (i) all suppliers of NexStar and the NexStar Subsidiary to which NexStar and the NexStar Subsidiary made payments during the year ended December 31, 1995, or expect to make payments during the year ending December 31, 1996, in excess of five percent of the combined cost of sales of NexStar and the NexStar Subsidiary as reflected on NexStar's consolidated statement of operations for such year, (ii) all customers that paid NexStar and the NexStar Subsidiary during the year ended December 31, 1995 or that NexStar expects will pay to NexStar and the NexStar Subsidiary during the year ending December 31, 1996, more than five percent of the combined sales revenues of NexStar and the NexStar Subsidiary as reflected on NexStar's consolidated statement of operations for such year and (iii) all other suppliers and customers the loss of any of which, individually or in the aggregate with all other suppliers or customers Affiliated with such supplier or customer, would have a Material Adverse Effect.

     (b) Neither NexStar nor the NexStar Subsidiary has any information which might reasonably indicate that any of the customers or suppliers of NexStar and the NexStar Subsidiary listed on the Disclosure Schedule intend to cease purchasing from, selling to or dealing with NexStar or the NexStar Subsidiary, nor has any information been brought to their attention which might reasonably lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with NexStar and the NexStar Subsidiary or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the Acquisition. NexStar has no information which might reasonably indicate, nor has any information been brought to its attention which might reasonably lead it to believe that, (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by it or the NexStar Subsidiary which, individually or in the aggregate, exceed U.S.$25,000, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with the NexStar Subsidiary which, individually or in the aggregate, exceed U.S.$25,000.

     (c) Neither NexStar, the NexStar Subsidiary nor, to the best knowledge of NexStar, any of their respective officers, directors or Affiliates, nor any relative or spouse (or relative of such spouse) of any such officer, director or Affiliate, nor any entity controlled by one of more of the foregoing:

          (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of NexStar or the NexStar Subsidiary;

          (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that NexStar or the NexStar Subsidiary uses in the conduct of business; or

          (iii) has any cause of action or other claim whatsoever against, or owes any amount to, NexStar or the NexStar Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     SECTION 3.25. INTELLECTUAL PROPERTIES. The Disclosure Schedule contains an accurate and complete list of all domestic and foreign patents, patent applications, patent licenses, software licenses (other than generally available pre-packaged "off-the-shelf" software) and know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned (in whole or in part), licensed to any extent or used or anticipated to be used by NexStar or the NexStar Subsidiary in the conduct of their business, whether in the name of NexStar, any employee or otherwise (collectively, the "INTELLECTUAL PROPERTY"). NexStar and the NexStar Subsidiary either own all right, title and interest in and to, or possess the exclusive right to use, the Intellectual Property, trade secrets and technology used in the conduct of their business (including, without limitation, the exclusive right to use and license the same (in the jurisdiction(s) where registered in the case of trademarks, service marks and copyrights)) and each item constituting part of the Intellectual Property in which NexStar or the NexStar Subsidiary has an ownership or license interest has been, to the extent indicated on the Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Entities as are indicated on the Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. No claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made nor, to the best knowledge of NexStar, threatened against NexStar or the NexStar Subsidiary and, to the best knowledge of NexStar, neither NexStar nor the NexStar Subsidiary is infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person. Without limiting any other provisions hereof, neither NexStar nor the NexStar Subsidiary has granted any license, franchise or permit to any Person to use any of the Intellectual Property of NexStar and the NexStar Subsidiary and no other Person has the right to use the same trademarks, service marks or trade names used by NexStar and the NexStar Subsidiary or any similar trademarks, service marks or trade names likely to lead to confusion. Since their respective inception dates, the business conducted by NexStar and the NexStar Subsidiary has not been conducted under any corporate, trade or fictitious name. The Disclosure Schedule sets forth all trademark registrations and applications, service mark registrations and applications and copyright registrations and applications abandoned by NexStar or the NexStar Subsidiary since their respective inception dates.

     SECTION 3.26. LICENSES. NexStar and the NexStar Subsidiary have all licenses, permits, consents and other governmental certificates, authorizations and approvals required by every federal, state, provincial, local and foreign Governmental Entity for the conduct of its business and the use of its properties as presently conducted or used including, without limitation, all licenses required under Environmental Laws and any federal, state, local or foreign law relating to public health and safety, or employee health and safety (collectively, "LICENSES"). The Disclosure Schedule contains a true and complete list of the Licenses. All of the Licenses are in full force and effect and no action or claim is pending nor, to the best knowledge of NexStar, is threatened to revoke or terminate any License or declare any License invalid in any material respect. NexStar and the NexStar Subsidiary have taken all necessary action to maintain such Licenses. The Disclosure Schedule contains a true and complete list of all federal, state, local and foreign governmental or judicial consents, orders, decrees and other compliance agreements relating to NexStar and the NexStar Subsidiary or any of their respective assets or business under which NexStar or the NexStar Subsidiary is operating or bound.

     SECTION 3.27. NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither NexStar, the NexStar Subsidiary nor any of their respective directors, officers, employees, agents or Affiliates, has directly or indirectly used funds or other assets of NexStar or the NexStar Subsidiary, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of NexStar or the NexStar Subsidiary.

     SECTION 3.28. RESTRICTIVE DOCUMENTS AND TERRITORIAL RESTRICTIONS. Neither NexStar nor the NexStar Subsidiary is subject to, or a party to, any charter, by-law, mortgage, Lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects the business, prospects, operations or condition (financial or otherwise) of NexStar or the NexStar Subsidiary or any of their respective assets or property, or which would prevent consummation of the transactions contemplated hereby, or the continued operation of NexStar or the NexStar Subsidiary's business after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of NexStar or the NexStar Subsidiary to acquire any property or conduct business in any area.

     SECTION 3.29. ACCOUNTING MATTERS. Neither NexStar, the NexStar Subsidiary nor any of their Affiliates has taken or agreed to take any action that would prevent Zygo from accounting for the Acquisition to be effected by this Agreement and the Plan of Arrangement as a "pooling of interests" under generally accepted accounting principles.

     SECTION 3.30. NO MISLEADING STATEMENTS. This Agreement, the information and schedules referred to herein and the certificates that have been furnished to Zygo in connection with the transactions contemplated hereby do not include any untrue
                                      -31-
statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to NexStar which materially adversely affects or in the future may (so far as NexStar can now reasonably foresee) materially adversely affect the business, condition (financial or otherwise), property or assets of NexStar or the NexStar Subsidiary which has not been set forth herein.

                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF ZYGO

     Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by Zygo to NexStar on the date hereof (the "ZYGO DISCLOSURE SCHEDULE"), a copy of which is attached hereto as
Schedule III, Zygo hereby agrees and represents and warrants to NexStar as follows:

     SECTION 4.01. ORGANIZATION, ETC. Zygo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Zygo Canada is a corporation duly organized, validly existing and in good standing under the laws of British Columbia and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each of Zygo and Zygo Canada is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. Zygo has heretofore made available to NexStar true and correct copies of its Certificate of Incorporation and By-laws and of the Memorandum and Articles of Zygo Canada as in effect on the date hereof.

     SECTION 4.02. CAPITALIZATION. The authorized capital stock of Zygo consists of 15,000,000 shares of Common Stock, of which 4,804,311 shares are issued and outstanding as of June 30, 1996 and 103,800 shares are held in treasury. The authorized capital of Zygo Canada consists of 100,000,000 common shares and 100,000,000 Class A preferred shares, of which, as of the date hereof, one share and no shares, respectively, are issued and outstanding and no shares are held in treasury. The shares of Zygo Common Stock to be issued in the Acquisition pursuant to Section 2.01 at the Effective Date will be duly authorized, and when issued pursuant to this Agreement, will be validly issued fully paid and nonassessable and will not have been issued in violation of any pre-emptive rights or of any federal or state law.

     SECTION 4.03. AUTHORIZATION. Each of Zygo and Zygo Canada has all requisite corporate power and authority to enter into this Agreement, the Plan of Arrangement and each of the other agreements contemplated hereby, and to carry out
                                      -32-
its obligations under this Agreement, the Plan of Arrangement and each of the other agreements contemplated hereby and thereby. The execution and delivery by Zygo and Zygo Canada of this Agreement and the Plan of Arrangement, the consummation of the transactions contemplated hereby and the performance by Zygo and Zygo Canada of their respective obligations hereunder have been duly authorized by all necessary corporate action on the part of Zygo and Zygo Canada, as the case may be, subject to required approvals, to the extent any shall be required to effect the transactions contemplated by this Agreement and the Plan of Arrangement. This Agreement has been duly executed and delivered by Zygo and Zygo Canada and constitutes the legal, valid and binding obligation of Zygo and Zygo Canada, enforceable against Zygo and Zygo Canada in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     SECTION 4.04. NO VIOLATION. The execution and delivery of this Agreement and the Plan of Arrangement by Zygo and Zygo Canada do not, and the consummation by Zygo and Zygo Canada of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Zygo's Certificate of Incorporation or By-laws or the Memorandum and Articles of Zygo Canada; (b) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Zygo or Zygo Canada is a party or to which any of their respective properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any Lien upon any of the assets or properties of Zygo or Zygo Canada, in all instances, where such matter will have a Material Adverse Effect; or (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material Zygo License. Each of Zygo and Zygo Canada are in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its respective properties or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect.

     SECTION 4.05. APPROVALS. The execution and delivery of this Agreement and the Plan of Arrangement and the consummation of the transactions contemplated hereby by Zygo and Zygo Canada will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Zygo or Zygo Canada is a party or to which any of their respective properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Zygo or Zygo Canada in connection with the execution and delivery of this Agreement and the Plan of Arrangement, the consummation by Zygo and Zygo Canada of the transactions contemplated hereby and thereby, or the performance by Zygo and Zygo Canada of their respective obligations hereunder or thereunder, other than (a) the filing of the Nasdaq

National Market Notification Form for Listing of Additional Shares, (b) compliance with any applicable requirements under the Exchange Act, the U.S. Securities Act and foreign and state securities and "blue sky" laws, and the securities laws, regulations and policies of the provinces of Canada, as applicable, (c) filings under the Investment Canada Act, and (d) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the ability of Zygo or Zygo Canada to consummate the Acquisition.

     SECTION 4.06. U.S. COMMISSION FILINGS. Zygo has delivered to NexStar true, correct and complete copies of (a) its Registration Statement on Form S-3 (No. 33-63775), as declared effective by the U.S. Commission on December 12, 1995 (the "REGISTRATION STATEMENT"); and (b) each report, schedule and definitive proxy statement filed by Zygo with the U.S. Commission on or after June 30, 1995 (the "ZYGO EXCHANGE ACT FILINGS"). Zygo has timely filed in the preceding 12 months all the material required to be filed pursuant to the applicable provisions of the U.S. Securities Act and pursuant to Section 13, 14 or 15(d) of the Exchange Act. Neither the Registration Statement, as of the date it became effective, nor the Zygo Exchange Act Filings, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Zygo Exchange Act Filings were timely filed and complied when filed in all material respects with the applicable requirements of the Exchange Act.

     SECTION 4.07. FINANCIAL STATEMENTS AND OTHER INFORMATION.

     (a) The audited balance sheet and any related notes and schedules included in Zygo's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "ZYGO 10-K") and the unaudited balance sheet and any related notes and schedules included in Zygo's Quarterly Report on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 (the "ZYGO 10-QS") each presents fairly the consolidated financial position of Zygo and the Zygo Subsidiaries as of its respective date and the other financial statements included in the Zygo 10-K and the Zygo 10-Qs present fairly the consolidated results of operations or other information included therein of Zygo and the Zygo Subsidiaries for the respective periods or as of the respective dates therein set forth, subject, where appropriate, to normal year end adjustments which are not material in amount or effect, in each case in accordance with generally accepted accounting principles consisting applied during the periods involved (except as otherwise stated therein).

     (b) Except as disclosed in the Zygo Exchange Act Filings, since June 30, 1995, there has been (i) no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or, to the best knowledge of Zygo, prospects, of Zygo and the Zygo Subsidiaries taken as the whole, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and (ii) no adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Zygo and the Zygo Subsidiaries except in the ordinary course or business; and, to the best knowledge of Zygo, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

     SECTION 4.08. COMPLIANCE WITH LAWS. The business of Zygo and the Zygo Subsidiaries has not been conducted in violation of any law or any ordinance or regulation of any Governmental Entity, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect. No investigation or review by any Governmental Entity (including without limitation any audit or similar review by any Federal, state or local taxing authority) with respect to Zygo or any Zygo Subsidiary is pending or, to the best knowledge of Zygo, threatened, nor has any Governmental Entity indicated in writing to Zygo an intention to conduct the same. Neither Zygo nor any Zygo Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon Zygo or any Zygo Subsidiary of any Governmental Entity, which default would have a Material Adverse Effect.

     SECTION 4.09. INFORMATION SUPPLIED. None of the information supplied in writing by Zygo for inclusion in the Information Circular will contain, at the time of mailing of the Information Circular to shareholders of NexStar and at the time of the NexStar Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 4.10. BROKERAGE FEES. Neither Zygo, any Zygo Subsidiary nor any of their respective Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Zygo or any Zygo Subsidiary, other than the fees that will be paid in connection with the opinion referred to in Section 4.11 hereof.

     SECTION 4.11. OPINION OF FINANCIAL ADVISOR. Zygo has received the written opinion of Alex. Brown & Sons Incorporated, financial advisor to Zygo, to the effect that, as of the date hereof, the consideration to be paid in the Acquisition is fair, from a financial point of view, to Zygo and its stockholders.

     SECTION 4.12. NO MISLEADING STATEMENTS. This Agreement, the information and schedules referred to herein and the certificates that have been furnished to NexStar by Zygo in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Zygo which materially adversely affects or in the future may (so far as Zygo can now reasonably foresee) materially adversely affect the business, condition (financial or otherwise), property or assets of Zygo and the Zygo Subsidiaries which has not been set forth or incorporated by reference herein.

                                   ARTICLE V.

                              COVENANTS OF NEXSTAR

     NexStar agrees that:

     SECTION 5.01. CONDUCT OF NEXSTAR AND THE NEXSTAR SUBSIDIARY. From the date hereof until the Effective Date, NexStar and the NexStar Subsidiary shall conduct their respective businesses in the usual and ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Date, except as contemplated hereby, without the written consent of
Zygo:

     (a) NexStar will not, and will not permit the NexStar Subsidiary to, adopt or propose any change in its Articles of Incorporation or By-laws and Memorandum or Articles, respectively, or enter into any agreement or incur any obligation out of the ordinary course of business or the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

     (b) Except as contemplated by this Agreement or as previously approved by Zygo in writing, NexStar will not, and will not permit the NexStar Subsidiary to:

          (i) enter into any written contract, agreement, plan or arrangement covering any director, officer, employee or consultant of NexStar or the NexStar Subsidiary that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Acquisition or (B) the termination of employment after the Acquisition;

          (ii) enter into or amend any employment agreements (oral or written) to increase the compensation payable or to become payable by it to any of its employees or consultants or otherwise materially alter its employment relationship with any officer, director, employee or consultant of NexStar or the NexStar Subsidiary over the amount payable as of the date hereof, or increase the compensation payable to any other employee of NexStar or the NexStar Subsidiary (other than pursuant to plans disclosed in the Disclosure Schedule), or adopt or, except as required by applicable law to maintain a plan's tax-qualified status, amend any employee benefit plan or arrangement (oral or written); or

          (iii) loan or advance any money to any officer, director, employee, shareholder or consultant of NexStar or the NexStar Subsidiary, other than travel advances in the ordinary course of business which do not exceed U.S.$2,000 at any time outstanding to any one person;

     (c) Except pursuant to the exercise and cancellation of currently outstanding options or warrants, NexStar will not, and will not permit the NexStar Subsidiary to, (i) purchase, acquire, issue, deliver, sell or authorize the issuance, delivery or sale of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares of its capital stock or convertible or exchangeable securities, (ii) make any changes in its capital structure or (iii) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (i) or (ii) of this paragraph (c);

     (d) NexStar will, and will cause the NexStar Subsidiary to, keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

     (e) NexStar will not (i) declare or pay any dividend or make any other distribution to holders of its capital stock (other than dividends paid by the NexStar Subsidiary to NexStar), (ii) split, combine or reclassify any of its capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its or their capital stock, (iii) repurchase, redeem or otherwise acquire any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares of its capital stock or convertible or exchangeable securities or (iv) take any preliminary action with respect thereto;

     (f) NexStar will not, and will not permit the NexStar Subsidiary to, incur any additional indebtedness for borrowed money (including, without limitation, by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities), or incur any account payable except in the ordinary course of business, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

     (g) NexStar will not, and will not permit the NexStar Subsidiary to, enter into any transaction that would, in the reasonable judgment of Zygo, delay the occurrence of the Effective Date beyond October 31, 1996;

     (h) Other than sales of products in the ordinary course of business and consistent with present practice NexStar will not, and will not permit the NexStar Subsidiary to, (i) sell, lease or otherwise dispose of any of its assets having a book or market value in excess of U.S.$5,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of NexStar or the NexStar Subsidiary or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets;

     (i) NexStar will not, and will not permit the NexStar Subsidiary to, (i) enter into any new line of business; (ii) change its investment, liability management and other material policies in any material respect; (iii) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (A) are listed on the Disclosure Schedule or (B) in the ordinary course of business or individually do not exceed U.S.$5,000 and in the aggregate do not exceed U.S.$25,000; (iv) merge or consolidate with another entity, or acquire or agree to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business or Person; (v) otherwise, except as to the acquisition of materials and supplies for its products and activities in the ordinary course of business and consistent with past practices, acquire or agree to acquire any assets, including any intellectual property rights of the type or nature referred to in Section 3.25 hereof, for a total consideration in the aggregate in excess of U.S.$5,000; or (vi) make any investment in any Person;

     (j) NexStar will not, and will not permit the NexStar Subsidiary to, (i) change its methods of accounting in effect at December 31, 1995 except as required by changes in accounting principles generally accepted in the United States concurred with by Zygo's independent auditors; (ii) change any of its methods of accounting for income and deductions for income tax purposes from those employed in the preparation of the income tax returns of NexStar and the NexStar Subsidiary for the taxable year ended December 31, 1995; or (iii) change its fiscal year;

     (k) NexStar will not, and will not permit the NexStar Subsidiary to, settle or compromise, or agree to settle or compromise, any suit or other litigation matter or matter in an arbitration proceeding;

     (l) NexStar will not, and will not permit the NexStar Subsidiary to, take any action that would cause the transactions contemplated by this Agreement and the Plan of Arrangement not to qualify for "pooling of interests" accounting treatment under generally accepted accounting principles;

     (m) NexStar will not, and will not permit the NexStar Subsidiary to, enter into any license, technology development or technology transfer agreement with any other Person;

     (n) NexStar will not, and will not permit the NexStar Subsidiary to, agree or commit to do any of the foregoing; and

     (o) NexStar will not, and will not permit the NexStar Subsidiary to, enter into any agreement or perform any act which might interfere with or be inconsistent with the successful completion of the transactions contemplated by this Agreement or the Plan of Arrangement.

     SECTION 5.02. ACCESS TO RECORDS. At all reasonable times from and after the date hereof until the Effective Date, NexStar shall (and shall cause the NexStar Subsidiary to) afford Zygo and its accountants, counsel, financial advisor and other representatives reasonable access to the properties, employees and officers of NexStar and the NexStar Subsidiary and to all books, accounts, financial and other records and contracts of every kind of NexStar and the NexStar Subsidiary; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty given by NexStar to Zygo hereunder. NexStar shall also furnish to Zygo as promptly as practicable (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Act or United States federal or state securities laws and (b) all such financial and operating data and other information concerning NexStar's and the NexStar Subsidiary's business, properties and personnel as Zygo may reasonably request. Before the Effective Date, NexStar will make available the officers and other appropriate employees of NexStar and the NexStar Subsidiary to discuss with representatives of Zygo, as requested by Zygo, the condition, operations, business and prospects of NexStar and the NexStar Subsidiary.

     SECTION 5.03. INTERIM ORDER AND FINAL ORDER. NexStar shall promptly apply to the Court pursuant to Section 276 of the Company Act for the Interim Order providing for, among other things, the calling and holding of the NexStar Meeting for the purpose of the shareholders of NexStar considering and, if thought fit, approving the Arrangement. If the approval of the Arrangement as set forth in the Interim Order is obtained, NexStar shall promptly submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct; and promptly after the issue of the Final Order, and subject to compliance with the other conditions provided for in Sections 8.01 and 8.03 hereof, NexStar shall file a certified copy of the Final Order for acceptance by the Registrar to give effect to the Arrangement pursuant to Section 276 of the Company Act.

     SECTION 5.04. NEXSTAR MEETING; INFORMATION CIRCULAR. NexStar shall cause a meeting of its shareholders to be duly called and held as promptly as practicable (currently scheduled for September 5, 1996) for the purpose of obtaining the shareholder approval required for adoption of the Arrangement. The Board of Directors of NexStar shall recommend to its shareholders approval and adoption of the Arrangement. In connection with such meeting, NexStar:

     (a) will, together with Zygo, promptly prepare and will file with the British Columbia Securities Commission and with any other appropriate regulatory authority in all jurisdictions where the same is required and will concurrently mail to its shareholders, and other appropriate Persons as required by applicable law, as promptly as practicable (currently scheduled for August ___, 1996), the Information Circular and all other materials for such meeting;

     (b) will use its best efforts to obtain the necessary approvals by its shareholders of the Arrangement and the transactions contemplated hereby; and

     (c) will otherwise comply with all legal requirements applicable to such meeting.

     SECTION 5.05. NO OTHER OFFERS. NexStar shall not, nor shall NexStar authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, NexStar or the NexStar Subsidiary to, directly or indirectly, (a) entertain, encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined); (b) enter into any agreement with respect to an Acquisition Proposal; or (c) participate in any way in discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal. NexStar shall immediately advise Zygo of any such inquiries or proposals and deliver a copy of such inquiry or proposal (if any) to Zygo. As used herein, "ACQUISITION

PROPOSAL" shall mean any offer or proposal for, or any indication of interest in, (a) any merger, consolidation, tender offer, exchange offer or other business combination involving, directly or indirectly, NexStar or the NexStar Subsidiary, (b) any acquisition of a substantial equity interest in, or a substantial portion of the assets of NexStar or the NexStar Subsidiary, other than in each case the transactions contemplated by this Agreement, or (c) any license, distribution or similar agreement in respect of any product or right to Intellectual Property of NexStar or the NexStar Subsidiary. For purposes hereof, a "SUBSTANTIAL EQUITY INTEREST" shall mean any equity ownership representing beneficial ownership of five percent or more of the outstanding capital stock of NexStar.

     SECTION 5.06. MAINTENANCE OF BUSINESS. NexStar will, and will cause the NexStar Subsidiary to, use its commercially reasonable efforts to carry on its business, keep available the services of its officers and employees and preserve its goodwill and relationships with those of its customers, suppliers, licensors, licensees and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If NexStar or the NexStar Subsidiary becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor, licensee or others having business relationships with NexStar or the NexStar Subsidiary, it will promptly bring such information to the attention of Zygo in writing.

     SECTION 5.07. COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, NexStar will, and will cause the NexStar Subsidiary to, comply with (a) all applicable federal, state, provincial, local and foreign laws, rules and regulations of Canada and the United States, (b) all agreements and obligations, including its Memorandum and Articles, and Articles of Incorporation and By-laws, respectively, by which it, its properties or its assets may be bound, and (c) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it, its properties or its assets. Prior to the Effective Date, NexStar will cause the NexStar Subsidiary to comply with or perform all its obligations and covenants contained in this Agreement.

     SECTION 5.08. COMFORT LETTER OF NEXSTAR'S ACCOUNTANTS; OPINIONS OF NEXSTAR'S COUNSEL. NexStar shall use its best efforts to cause to be delivered to Zygo at the Effective Date (a) the "comfort" letter required by Section 8.02(l) hereof and (b) the opinions of NexStar's counsel required by Section 8.02(d) hereof. In addition, following the Effective Date, NexStar shall use its best efforts to cause to be delivered by Ehrhardt Keefe Steiner & Hottman P.C. any consents which may be required after the Effective Date in connection with any filing by Zygo under the U.S. Securities Act and the Exchange Act.

     SECTION 5.09. AFFILIATES' LETTERS. NexStar shall cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the U.S. Securities Act, of NexStar and the NexStar Subsidiary to deliver to Zygo on or prior to the Effective Date a written agreement, substantially in the form of Exhibit 5.09 hereto (the "AFFILIATE LETTERS"), to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Zygo Common Stock or other securities exchangeable or exercisable for, shares of Zygo Common Stock or other securities of Zygo received or to be received by such person pursuant to the terms of this Agreement and the Plan of Arrangement, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Zygo, is exempt from the registration requirements of the U.S. Securities Act, and, in any event, only after financial results covering at least thirty (30) days of combined operations of NexStar and Zygo after the Effective Date shall have been published, and otherwise in a manner necessary to assure the accounting treatment of the transaction as a "pooling of interests." NexStar shall use its commercially reasonable efforts to provide Zygo with such information as Zygo shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of NexStar and the NexStar Subsidiary.

     SECTION 5.10. IRREVOCABLE PROXY AND VOTING AGREEMENTS. NexStar shall use its best efforts to cause each of the officers and directors of NexStar and the NexStar Subsidiary, and the holders of 5% or more of the outstanding NexStar Common Shares to execute and deliver the Irrevocable Proxy and Voting Agreement, in the form attached hereto as Exhibit 5.10.

     SECTION 5.11. ESCROWED SHARES. NexStar shall use its commercially reasonable efforts to obtain, on or prior to the Effective Date, the consent of the Vancouver Stock Exchange and, if required, the consent of the British Columbia Securities Commission, to the transfer of the Escrowed Shares to Zygo Canada in connection with the Arrangement, and to the release of such Escrowed Shares from escrow effective at the Effective Date.

                                   ARTICLE VI.

                                COVENANTS OF ZYGO

     SECTION 6.01. CONDUCT OF ZYGO. From the date hereof until the Effective Date, without the written consent of NexStar:

     (a) Zygo will not adopt or propose any changes in its Certificate of Incorporation or By-laws, or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement; and

     (b) Zygo will not, and will not permit any Zygo Subsidiary to, enter into any transaction that would, in Zygo's reasonable judgment, delay the occurrence of the Effective Date beyond October 31, 1996.

     SECTION 6.02. U.S. COMMISSION FILINGS. Zygo shall furnish to NexStar as promptly as practicable a copy of each report and other document filed or received by Zygo pursuant to the requirements of the U.S. Commission.

     SECTION 6.03. NEXSTAR MEETING; NASDAQ LISTING. (a) Zygo will cooperate in a reasonable manner with NexStar in the preparation of any filings which NexStar may be required to make under the Securities Act with respect to information about Zygo and the Zygo Subsidiaries which NexStar reasonably requests in connection with the preparation of such filings.

     (b) Zygo shall use all commercially reasonable efforts to have the shares of Zygo Common Stock to be issued to the NexStar shareholders in the Acquisition listed on the Nasdaq National Market.

     SECTION 6.04. COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, Zygo will cause Zygo Canada to comply with or perform all its obligations and covenants contained in this Agreement.

     SECTION 6.05. OPINION OF ZYGO'S COUNSEL. Zygo shall use its best efforts to cause to be delivered to NexStar at the Effective Date the opinion of Zygo's counsel required by Section 8.03(c) hereof.

     SECTION 6.06. ORDERS AND RULINGS. Zygo shall use commercially reasonable efforts to obtain from securities regulatory authorities in Canada such orders and rulings as may be required so that the shares of Zygo Common Stock to be exchanged for NexStar Common Shares will not be subject to restrictions on resale under the securities laws of the various provinces and terrorities of Canada other than normal restrictions governing sales from a control block.

                                  ARTICLE VII.

                          COVENANTS OF NEXSTAR AND ZYGO

     NexStar and Zygo agree that:

     SECTION 7.01. JOINT TRANSITION COMMITTEE. Promptly following the date hereof NexStar and Zygo shall establish a joint transition committee, with representatives of senior management of both companies, to recommend steps to be carried out in combining the operations of the companies, to facilitate access to information and to consult and advise with respect to major activities of NexStar pending consummation of the transactions contemplated hereby and the Plan of Arrangement; provided that such committee shall neither operate, nor make any agreement on behalf of, either NexStar or Zygo prior to consummation of the Plan of Arrangement.

     SECTION 7.02. ADVICE OF CHANGES. Each party will promptly advise the other such party in writing of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition;

     (b) any notice or other communication from any Governmental Entity or Regulatory Authority in connection with the Acquisition;

     (c) any actions, suits, claims, investigation or other judicial proceedings commenced or threatened against it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the Acquisition;

     (d) any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event); and

     (e) any Material Adverse Change in the business condition of the party and the NexStar Subsidiary or Zygo Subsidiaries, as applicable, taken as a whole.

From time to time prior to the Effective Date, NexStar and Zygo will promptly supplement or amend the Schedules and Exhibits hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule and Exhibits hereto. No supplement or amendment of a Schedule or Exhibit made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless the other party hereto specifically agrees thereto in writing.

     SECTION 7.03. REGULATORY APPROVALS. Prior to the Effective Date, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity or Regulatory Authority which may be reasonably required, or that the other party may reasonably request, in connection with the consummation of the Acquisition. Each party shall use its commercially reasonable efforts to obtain all such authorizations, approvals and consents.

     SECTION 7.04. ACTIONS CONTRARY TO STATED INTENT. Neither party shall, or shall permit any of its Subsidiaries to, take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Acquisition set forth in Article VIII not being satisfied.

     SECTION 7.05. CERTAIN FILINGS. NexStar and Zygo shall cooperate with one another:

     (a) in determining whether any action by or in respect of, or filing with, any Governmental Entity or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

     (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking to obtain in a timely manner any such actions, consents, approvals or waivers.

     SECTION 7.06. PUBLIC ANNOUNCEMENTS. Zygo and NexStar will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, the Nasdaq National Market or the Vancouver Stock Exchange, will not issue any such press release or make any such public statement (other than in response to unsolicited inquiries) prior to such consultation. NexStar will consult with Zygo before issuing any other press release or making any public statement and, except as may be required by applicable law, will not issue any such press release or make any such public statement without Zygo's prior consent.

     SECTION 7.07. SATISFACTION OF CONDITIONS PRECEDENT. NexStar and Zygo will use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. Each of NexStar and Zygo agrees to negotiate in good faith with respect to any additional agreement reasonably requested by another party hereto which such requesting party determines in good faith is necessary to effect the transactions contemplated hereby.

     SECTION 7.08. CONFIDENTIALITY. Each of NexStar and Zygo agree to hold, and to cause their respective Subsidiaries, directors, officers, employees and agents to hold, in strict confidence, and not use, disclose or reveal to any other person any confidential or proprietary information disclosed by any other party in connection with the transactions contemplated hereby unless and until such information has become generally available to the public through no fault or omission on the part of the receiving party. Notwithstanding the foregoing, NexStar and Zygo shall be permitted to make such disclosures to the public or to governmental agencies as its respective counsel shall deem necessary to maintain compliance with and to prevent violation of applicable laws, provided that such counsel shall give the other party prior notice of such impending disclosure. In the event that the Acquisition is not consummated, each party hereto will promptly return all copies of any confidential or proprietary information disclosed to such party in connection with the transaction contemplated hereby; PROVIDED, HOWEVER, that one copy may be retained by counsel to such party in order to evidence compliance with this Section 7.08.

                                  ARTICLE VIII.

                              CONDITIONS OF CLOSING

     SECTION 8.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The obligations of all the parties to this Agreement to effect the Acquisition and the Arrangement shall be subject to the fulfillment or satisfaction, at or prior to the Effective Date, of the following conditions or the mutual waiver by the parties:

     (a) FINAL ORDER. The Final Order shall have been obtained in form and substance satisfactory to the parties hereto, acting reasonably.

     (b) SHAREHOLDER APPROVAL. The Arrangement shall have been approved at the NexStar Meeting in accordance with the Interim Order.

     (c) ILLEGALITY OR LEGAL CONSTRAINT. No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction in the United States or Canada, no statute, rule, regulation, order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Acquisition or the Arrangement shall have been issued or adopted or be in effect.

     (d) GOVERNMENTAL AUTHORIZATIONS. All permits, approvals, filings and consents required or advisable to be obtained or made prior to the consummation of the Acquisition and Arrangement under applicable Canadian law, federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the Acquisition and Arrangement and the other transactions contemplated herein shall have been obtained or made, as the case may be, on terms and conditions satisfactory to NexStar and Zygo, acting reasonably, including without limitation approvals by the Supreme Court of British Columbia, the U.S. Commission, the Nasdaq National Market, the Vancouver Stock Exchange, the British Columbia Securities Commission and all other applicable securities regulatory authorities having jurisdiction over the exchange of Zygo Common Stock by Zygo Canada for the NexStar Common Shares (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS"), and all such Requisite Regulatory Approvals shall be in full force and effect.

     (e) EXCHANGE. The exchange of NexStar Common Shares, including the Escrowed Shares and options to purchase NexStar Common Shares, for Zygo Common Stock shall be consummated without any material negative impact on the earnings of Zygo for the current or any prior period, and Zygo shall have received an opinion of KPMG Peat Marwick LLP to that effect.

     (f) RELEASE OF ESCROWED SHARES. The Vancouver Stock Exchange and, if required, the British Columbia Securities Commission, shall have consented to the transfer of the Escrowed Shares to Zygo Canada in connection with the Arrangement, and to the release of such Escrowed Shares from escrow effective at the Effective Date.

     (g) REGISTERED SHARES. The 250,000 shares (adjusted as provided in Section
2.01 hereof) of Zygo Common Stock to be issued at the Effective Date in exchange for the then outstanding NexStar Common Shares (i) will be registered under the U.S. Securities Act, unless an exemption from registration under the U.S. Securities Act is available, and will be freely tradeable in the United States, subject only to the restrictions imposed by Rule 145 promulgated under the U.S. Securities Act, and any restrictions on the sale or transfer of such shares of Zygo Common Stock required to qualify the transaction for treatment as a pooling of interests and (ii) will not be subject to restrictions on resale under the securities laws of the various provinces and territories of Canada other than normal restrictions governing sales from a control block.

     SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF ZYGO TO EFFECT THE ACQUISITION AND CONSUMMATE THE ARRANGEMENT. The obligations of Zygo under this Agreement to effect the Acquisition and consummate the Arrangement are subject to the fulfillment or satisfaction, at or prior to the Effective Date, of the following conditions, unless waived by Zygo in its sole discretion:

     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NexStar set forth in Article II hereof shall be true and correct as of the date when made and at and as of the Effective Date, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date; PROVIDED, HOWEVER, that any inaccuracy of a representation or warranty in existence on the Effective Date, and which arose subsequent to the date hereof, shall not result in the non-satisfaction of this Section 8.02(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on NexStar or (ii) are willful and intentional misrepresentations that constitute common law fraud.

     (b) COVENANTS AND AGREEMENTS. NexStar shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed by or complied with by it or the NexStar Subsidiary prior to or at the Effective Date. None of the events or conditions entitling Zygo to terminate this Agreement under Article IX hereof shall have occurred and be continuing.

     (c) CONSENTS. Any consent required for the consummation of the Acquisition and the Arrangement under any material Contract or License or for the continued enjoyment by NexStar or the NexStar Subsidiary of the benefits of any such contract or license after the Acquisition shall have been obtained.

     (d) OPINION OF COUNSEL. Zygo shall have received the opinion of Chrisman Bynum & Johnson, United States counsel to NexStar, and Getz Karby, Canadian counsel to NexStar, each dated as of the Effective Date, in form and content satisfactory to Zygo, substantially in the form of EXHIBIT 8.02(d)(1) AND
EXHIBIT 8.02(d)(2), respectively, hereto.

     (e) CERTIFICATES OF NEXSTAR. Zygo shall have received certificates of NexStar, satisfactory in form and substance to Zygo, executed on behalf of NexStar by its Chief Executive Officer or President, as to compliance with the matters set forth in paragraphs (a), (b), (c), (f) and (h) of this Section 8.02.

     (f) NO ADVERSE DECISION. There shall not be any action taken or threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any foreign, Canadian or United States federal, provincial, state or local government or Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any foreign, Canadian or United States federal, state, local or provincial government or Governmental Entity or Regulatory Authority, or otherwise, which
(i) requires or could reasonably be expected to require any divestiture by NexStar or the NexStar Subsidiary of a portion of its business that Zygo in its reasonable judgment believes will have a Material Adverse Effect on NexStar or
(ii) imposes any condition upon NexStar or the NexStar Subsidiary that in Zygo's reasonable judgment (x) would be materially burdensome to NexStar and the NexStar Subsidiary taken as a whole or (y) would materially increase the costs incurred or that could be incurred by Zygo as a result of consummating the Acquisition, the Plan of Arrangement and the other transactions contemplated hereby.

     (g) PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Zygo and Zygo's counsel, and Zygo and Zygo's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Zygo or its counsel may reasonably request. Zygo shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

     (h) ADVERSE CHANGE. From the date hereof through and including the Effective Date, neither NexStar nor the NexStar Subsidiary shall have suffered any Material Adverse Change (whether or not such change is described in any supplement to a Schedule hereto).

     (i) EMPLOYMENT, NON-COMPETE, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENTS. Ahmad Akrami shall have entered into an employment and non-compete agreement, in substantially the form of EXHIBIT 8.02(i)(1) hereto; each of Jerry Crisafulli, Bobby Gulati and Richard Muir shall have entered into an employment agreement and non-compete agreement, in substantially the form of EXHIBIT 8.02(i)(2) hereto; and each other employee of NexStar and the NexStar Subsidiary shall have entered into a non-disclosure and non-solicitation agreement in substantially the form of EXHIBIT 8.02(i)(3) hereof.

     (j) CANADIAN FEDERAL AND PROVINCIAL TAX LIABILITY. Zygo shall have received opinions from KPMG Peat Marwick LLP, (or such other Canadian tax auditors selected by Zygo) and Goodman Phillips & Vineberg (or such other Canadian tax counsel selected by Zygo) that the proposed transaction set forth in the Agreement pursuant to which the property of NexStar will be vested in Zygo can be effected so that Canadian federal and provincial tax liability to Zygo will not be in excess of

U.S.$100,000, it being understood that Goodman Phillips & Vineberg can rely upon the opinion of local counsel in other provinces where necessary.

     (k) FAIRNESS OPINION. Zygo shall have received from Alex. Brown & Sons Incorporated, its financial advisor, an opinion to the effect that, as of the date hereof, the consideration to be paid in the Acquisition is fair, from a financial point of view, to Zygo and its stockholders, and Alex. Brown & Sons Incorporated shall not have withdrawn such opinion on or prior to the Effective Date.

     (l) COMFORT LETTER. Zygo shall have received a letter, dated as of the date hereof, and reconfirmed as of a date not more than two (2) Business Days prior to the Effective Date, from Ehrhardt Keefe Steiner & Hottman P.C., independent public accountants for NexStar, in form and substance reasonably satisfactory to Zygo, to the effect that (i) they are independent accountants within the meaning of the U.S. Securities Act and the rules and regulations thereunder, (ii) in their opinion, the Audited Financial Statements of NexStar which were reported on by such firm comply as to form in all material respects with the applicable accounting requirements of the U.S. Securities Act and the Exchange Act and the requirements of Regulation S-X of the U.S. Commission for continued use by Zygo in its financial statements, Zygo Exchange Act Filings and other filings with the U.S. Commission, (iii) on the basis of limited procedures specified in their letter, which need not constitute an audit in accordance with generally accepted auditing standards, nothing has come to their attention which would give them reason to believe that (A) the unaudited consolidated financial statements of NexStar at March 31, 1996 and for the three months ended March 31, 1996 and 1995 do not comply as to form in all material respects with the applicable accounting requirements of the U.S. Securities Act and the Exchange Act, (B) since December 31, 1995 to the date of such letter there has been (1) any change in the outstanding capital stock (other than as a result of the exercise of outstanding options or warrants) or rights, securities, options or obligations exercisable for or convertible into shares of capital stock of NexStar or the NexStar Subsidiary, (2) any increase in the long term debt or short term borrowings of NexStar or the NexStar Subsidiary or (3) any decrease in total assets or working capital of NexStar or the NexStar Subsidiary or (C) for the period from December 31, 1995 to the end of the month for which the latest consolidated unaudited financial statements of NexStar are available, there has been any decrease, as compared with the corresponding prior period, in revenues, gross profit, operating profit or net income, except in all instances for any such increase, change or decrease contemplated by or disclosed pursuant to this Agreement.

     (m) CONSENT TO USE NEXSTAR'S AUDITED FINANCIAL STATEMENTS. Zygo shall have received from Ehrhardt Keefe Steiner & Hottman P.C. consents to use NexStar's Audited Financial Statements in documents relating to the transaction.

     (n) AFFILIATE LETTERS. Zygo shall have received the Affiliate Letters referred to in Section 5.09.

     (o) IRREVOCABLE PROXY AND VOTING AGREEMENT. Zygo shall have received the Irrevocable Proxy and Voting Agreement referred to in Section 5.10.

     (p) POOLING OF INTERESTS. Zygo shall have received an opinion from KPMG Peat Marwick LLP, independent public accountants, in form reasonably satisfactory to Zygo, to the effect that the transactions contemplated by this Agreement and the Plan of Arrangement would be properly accounted for as a "pooling of interests" in accordance with generally accepted accounting principles and all published rules, regulations and policies of the U.S. Commission.

     (q) DISSENTING SHAREHOLDERS OF NEXSTAR. The Dissenting Shareholders shall not, in the aggregate, hold greater than 5% of the NexStar Common Shares which are outstanding as of the time of the NexStar Meeting.

     (r) CONSENT OF OPTION HOLDERS. Each holder of an Unvested NexStar Option(s) and/or a Vested NexStar Option(s) shall have agreed in writing with NexStar and Zygo Canada, in form and substance reasonably satisfactory to Zygo, to cancel any such Unvested NexStar Options and/or Vested NexStar Options held by such person and outstanding immediately prior to the Effective Date, without the payment to such holder of any consideration therefor and all such options shall have been so cancelled.

     (s) SUPPORTING DOCUMENTS. Zygo and its counsel shall have received copies of the following documents:

          (i) (A) the Memorandum and Articles of NexStar and the Articles of Incorporation of the NexStar Subsidiary, certified as of a recent date by the Registrar of Companies of British Columbia and the Secretary of State of the state of Colorado, respectively, (B) a certificate of said Registrar Secretary dated as of a recent date as to the due incorporation and good standing of NexStar and the NexStar Subsidiary, respectively, and listing all documents of such entities on file with said Registrar Secretary, (C) a certificate from the Secretary of State of each state or jurisdiction listed on the Disclosure Schedule as to the NexStar Subsidiary's qualification, good standing and payment of taxes in each such state; and
     (D) a certificate of the Secretary or an Assistant Secretary (or other officer or director executing such certificate) of the NexStar Subsidiary dated the Effective Date and certifying: (I) that attached thereto is a true and complete copy of the Articles of Incorporation of the NexStar Subsidiary as in effect on the date of such certification; (II) that the Articles of Incorporation have not been amended since the date of the certification referred to in the certificate delivered pursuant to clause
     (A) above; (III) that the NexStar Subsidiary has paid all excise taxes, if any, owed by it through such date; and (IV) a certification by another officer or director of the NexStar Subsidiary as to the incumbency and signature of the officer signing the certificate referred to in this clause
     (i);

          (ii) a certificate of the Secretary or an Assistant Secretary (or other officer or director executing such certificate) of NexStar dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of NexStar authorizing the execution, delivery and performance of this Agreement, the Plan of Arrangement and the consummation of the Arrangement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, and (B) to the incumbency and specimen signature of each officer or director of NexStar executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer or director of NexStar as to the incumbency and signature of the officer or director signing the certificate referred to in this clause (ii); and

     (iii) such additional similar supporting documents and other information with respect to the operations and affairs of NexStar and the NexStar Subsidiary as Zygo or its counsel may reasonably request.

All such documents shall be satisfactory in form and substance to Zygo and its counsel.

     SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF NEXSTAR TO EFFECT THE ACQUISITION AND CONSUMMATE THE ARRANGEMENT. The obligations of NexStar under this Agreement to effect the Acquisition and consummate the Arrangement are subject to the fulfillment or satisfaction, at or prior to the Effective Date, of the following conditions, unless waived by NexStar in its sole discretion:

     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Zygo set forth in Article IV hereof shall be true and correct as of the date when made and at and as of the Effective Date (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement); PROVIDED, HOWEVER, that any inaccuracy of a representation or warranty in existence on the Effective Date, and which arose subsequent to the date hereof, shall not result in the non-satisfaction of this Section 8.03(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on Zygo or
(ii) are willful and intentional misrepresentations that constitute common law fraud.

     (b) COVENANTS AND AGREEMENTS. Zygo shall have duly performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it or the Zygo Subsidiaries prior to or at the Effective Date. None of the events or conditions entitling NexStar to terminate this Agreement under Article VIII hereof shall have occurred and be continuing.

     (c) OPINION OF COUNSEL. NexStar shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to Zygo, in form and content satisfactory to NexStar, substantially in the form of EXHIBIT 8.03(C) hereto.

     (d) CERTIFICATES OF ZYGO. NexStar shall have received a certificate of Zygo, satisfactory in form and substance to NexStar, executed on behalf of Zygo by its Chief Executive Officer as to compliance with the matters set forth in paragraphs (a) and (b) of this Section 8.03.

     (e) PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to NexStar and NexStar's counsel, and NexStar and NexStar's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as NexStar or its counsel may reasonably request, including, without limitation, representations from Zygo to enable such counsel to render an opinion that the transaction, with respect to any person who is subject to income taxation in the United States, is a tax-free reorganization for United States federal income tax purposes. NexStar shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

     (f) SUPPORTING DOCUMENTS. NexStar and its counsel shall have received copies of the following documents:

          (i) (A) the Certificate of Incorporation of Zygo, certified as of a recent date by the Secretary of State of the State of Delaware, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Zygo, the payment of all excise taxes by Zygo and listing all documents of Zygo on file with said Secretary, and (C) a certificate from the Secretary of State of each state listed on the Zygo Disclosure Schedule as to Zygo's qualification, good standing and payment of taxes in each such state;

          (ii) a certificate of the Secretary or an Assistant Secretary of Zygo dated the Effective Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of Zygo as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of Zygo authorizing the execution, delivery and performance of this Agreement and the Plan of Arrangement and the consummation of the Acquisition and the Arrangement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (C) that the Certificate of Incorporation of Zygo has not been amended since the date of filing referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of Zygo executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Zygo as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

          (iii) such additional supporting documents and other information with respect to the consummation of the transaction contemplated hereby as NexStar or its counsel reasonably may request.


     (g) NASDAQ LISTING. The common stock, par value $.10 per share, of Zygo shall be traded on the Nasdaq National Market.

     (h) ADVERSE CHANGE. From April 9, 1996, through and including the

Effective Date, Zygo shall not have suffered any Material Adverse Change (whether or not such change is described in any supplement to a Schedule hereto).

                                   ARTICLE IX.

                       TERMINATION, AMENDMENTS AND WAIVERS

     SECTION 9.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

     (a) by the mutual consent of the Boards of Directors of Zygo and NexStar;

     (b) by Zygo or NexStar if the Plan of Arrangement shall not have been consummated on or before the close of business on October 31, 1996, unless the failure to so consummate by such time is due to the breach of this Agreement by the party seeking to terminate;

     (c) by Zygo, if it is not in material breach of its obligations under this Agreement, and if (A) there has been a breach by NexStar of any of its representations and warranties hereunder such that Section 8.02(a) will not be satisfied or (B) there has been the willful breach on the part of NexStar of any of its covenants or agreements contained in this Agreement such that the first sentence of Section 8.02(b) will not be satisfied, and, in both case (A) and case (B), such breach has not been cured within ten (10) days after notice to NexStar;

     (d) by NexStar, if it is not in material breach of its obligations under this Agreement, and if (A) there has been a breach by Zygo of any of its representations and warranties hereunder such that Section 8.03(a) will not be satisfied or (B) there has been the willful breach on the part of Zygo of any of its covenants or agreements contained in this Agreement such that the first sentence of Section 8.03(b) will not be satisfied, and, in both case (A) and
(B), such breach has not been cured within ten (10) days after notice to Zygo;

     (e) by Zygo, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in NexStar and the NexStar Subsidiary taken as a whole;

     (f) by NexStar if, since April 2, 1996, there shall have occurred a Material Adverse Change in Zygo and the Zygo Subsidiaries taken as a whole; or

     (g) by Zygo if NexStar enters into a material transaction not in the ordinary course of business without the consent of Zygo.

     SECTION 9.02. EFFECT OF TERMINATION. (a) Subject to the succeeding provisions of this Section 9.02, in the event of termination of this Agreement by NexStar or Zygo as provided in Section 9.01 hereof, this Agreement shall, except as provided herein, forthwith become void, and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of NexStar, Zygo or Zygo Canada or their respective officers or directors, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. Notwithstanding the foregoing, if a party hereto terminates this Agreement pursuant to Section 9.01(c) or (d) because of the willful breach by the other party of its covenants and agreements set forth herein, as the case may be, the party terminating the Agreement in the case of a termination pursuant to section 9.01(c) or (d) shall be entitled to reimbursement for all its out-of-pocket expenses incurred in connection with this Agreement from the other party, up to a maximum amount of U.S.$250,000. If (A) Zygo terminates this Agreement pursuant to Section 9.01(b) as a result of the failure on the part of NexStar to satisfy the conditions to closing contained in Section 8.01(b), 8.01(f), 8.02(a), 8.02(i), 8.02(l), 8.02(m), 8.02(n), 8.02(o), 8.02(r) or 8.02(s)(ii), Zygo shall be entitled to reimbursement for all its out-of-pocket expenses incurred in connection with this Agreement from NexStar or, at Zygo's option, the NexStar Subsidiary, up to a maximum amount of U.S.$250,000; (B) Zygo terminates this Agreement pursuant to Section 9.01(b) as a result of the failure on the part of NexStar to satisfy the conditions to closing contained in Section 8.02(c), 8.02(d), 8.02(g) or 8.02(h) or 8.02(p) as a result of any actions taken by NexStar or factors relating to NexStar or by reason of NexStar's inability to satisfy the requirements necessary for the conditions to be met, Zygo shall be entitled to reimbursement for all its out-of-pocket expenses incurred in connection with this Agreement from NexStar or, at Zygo's option, the NexStar Subsidiary, up to a maximum amount of U.S.$250,000; (C) NexStar terminates this Agreement pursuant to Section 9.01(b) as a result of the failure on the part of Zygo to satisfy the conditions to closing contained in Section 8.02(p), 8.03(a), 8.03(c), 8.03(e) or 8.03(f)(ii), as a result of any actions taken by Zygo or factors relating to Zygo or by reason of Zygo's inability to satisfy the requirements necessary for the conditions to be met, NexStar shall be entitled to reimbursement for all its out-of-pocket expenses incurred in connection with this Agreement from Zygo, up to a maximum amount of U.S.$250,000; (D) Zygo terminates this Agreement pursuant to Section 9.01(b) as a result of the failure of the condition to closing contained in Section 8.02(p) to be satified solely as a result of any actions taken by Zygo, Nexstar shall be entitled to reimbursment for all its out-of-pocket expenses incurred in connection with this Agreement from Zygo, up to a maximum amount of U.S.$250,000; and (E) this Agreement is terminated and the Acquisition is not consummated due to the failure of any other conditions to closing set forth in Article VIII to be satisfied, in the absence of a material misrepresentation or omission or bad faith dealings on the part of NexStar or Zygo, each of NexStar and Zygo shall bear its own expenses. In the event that NexStar or the NexStar Subsidiary is obligated to reimburse Zygo for Zygo's out-of-pocket expenses as provided herein, at NexStar's option, Zygo will accept as payment therefor (a) a promissory note (the "Note") of NexStar or the NexStar Subsidiary, as applicable, in the principal amount equal to the amount for which such reimbursement is owed by NexStar or the NexStar Subsidiary, in substantially the form attached hereto as Exhibit 9.02A, together with (b) the security agreement referred to below and (c) a guaranty of such obligation, at Zygo's option, by the NexStar Subsidiary or NexStar, in substantially the form attached hereto as
Exhibit 9.02C. The Note shall bear interest at the prime rate of Citibank N.A. plus 1%, be secured by all the assets of NexStar and the NexStar Subsidiary (pursuant to a security agreement, in substantially the form attached hereto as Exhibit 9.02B), and mature on the earlier of (i) 24 months from the date NexStar fails to satisfy its conditions to closing, (ii) the date NexStar or the NexStar Subsidiary raises capital through a financing (whether by the sale, issuance or execution of debt, equity or other securities) and (iii) the occurrence of a Subsequent Transaction (as hereinafter defined).

     (b) Notwithstanding anything to the contrary in the foregoing, in the event that the Acquisition and Plan of Arrangement is not consummated for any reason (other than a breach of this Agreement by Zygo or a failure on the part of Zygo to satisfy all of its conditions to closing the transaction contemplated by this Agreement), and within twelve months from April 9, 1996 NexStar publicly announces, enters into a letter of intent relating to, enters into a definitive agreement providing for, or consummates, directly or indirectly, a transaction other than with Zygo which, as announced, or as provided in such letter or agreement or as consummated, provides for or relates to (including all prior distributions to shareholders after the date hereof) the sale or disposition of 40% or more in interest of NexStar to a "person or persons affiliated with one another" (as defined in the U.S. Securities Act), or the sale, transfer or other distribution of assets constituting a majority (measured by fair market value) of the consolidated assets of NexStar (each such event being referred to herein as a "SUBSEQUENT TRANSACTION"), NexStar shall pay to Zygo, immediately after the first to occur of such Subsequent Transaction, an amount equal to U.S.$500,000 plus all out-of-pocket expenses incurred by Zygo in connection with the transaction contemplated by this Agreement.

     (c) Notwithstanding anything to the contrary stated herein, nothing in this Agreement shall be construed to prevent or otherwise limit the right of NexStar or Zygo to pursue any remedy available to it or to prevent or otherwise be deemed to limit the payment, enforcement or other effectuation of any remedy of either Zygo or NexStar in the event of a breach of this Agreement, other than with respect to the limitation on reimbursement of expenses as provided in
Section 9.02(a).

     SECTION 9.03. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time prior to Effective Date. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 9.04. WAIVER. At any time prior to the Effective Date, the parties hereto, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X.

                               GENERAL PROVISIONS

     SECTION 10.01. TAKING OF NECESSARY ACTION; SPECIFIC PERFORMANCE. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, NexStar and Zygo shall use their commercially reasonable efforts to obtain and make all consents, approvals, assurances and filings of or with third parties and Governmental Entities necessary, or in the reasonable opinion of Zygo or NexStar advisable for the consummation of the transactions contemplated by this Agreement. Each party shall cooperate with the other in good faith to help the other satisfy its obligations hereunder. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of NexStar shall take all such necessary action. Zygo and NexStar understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of Zygo and NexStar to consummate the Acquisition, that the Acquisition is a unique business opportunity for NexStar and Zygo, and that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, NexStar and Zygo agree that Zygo shall be entitled to obtain specific performance by NexStar of every such covenant and undertaking contained herein to be performed by NexStar and the NexStar Subsidiary and NexStar shall be entitled to obtain specific performance from Zygo of each and every covenant and undertaking herein contained to be observed or performed by Zygo or Zygo Canada.

     SECTION 10.02. EFFECT OF DUE DILIGENCE. No investigation by or on behalf of Zygo into the business, operations, prospects, assets or condition (financial or otherwise) of NexStar and the NexStar Subsidiary shall diminish in any way the effect of any representations or warranties made by NexStar in this Agreement or shall relieve NexStar of any of its obligations under this Agreement. No investigation by or on behalf of NexStar into the business, operations, prospects, assets or condition (financial or otherwise) of Zygo and the Zygo Subsidiaries shall diminish in any way the effect of any representations or warranties made by Zygo in this Agreement or shall relieve Zygo of any of its obligations under this Agreement.

     SECTION 10.03. EXPENSES. Except as provided in Section 9.02 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

     SECTION 10.04. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     SECTION 10.05. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties made herein, or in any instrument delivered pursuant to this Agreement, shall survive the Effective Date or termination of this Agreement, except for the provisions of Sections 7.08 and 9.02 hereof.

     SECTION 10.06. ENTIRE AGREEMENT. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way, including without limitation that certain letter of intent, dated April 9, 1996, between Zygo and NexStar.

     SECTION 10.07. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

     (a) If to NexStar, c/o NexStar Corporation, 2120 Miller Drive, Longmont, Colorado 80501, Attention: Ahmad Akrami; with a copy to each of: Chrisman Bynum & Johnson, 1900 15th Street, Boulder, Colorado 80302, Attention: David Cook, Esq., and Getz Karby, Suite 1810, 1111 West Georgia Street, Vancouver, British Columbia, V6E 4ME, Canada, Attention: Leon Getz, Esq.; and

     (b) If to Zygo or Zygo Canada, c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: Gary K. Willis; with a copy to each of: Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Paul Jacobs, Esq., and Goodman Phillips & Vineberg, 250 Yonge Street, Suite 2400, Toronto, Ontario, Canada M5B 2M6, Attention: William P. Rosenfeld, Esq.;

or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

     SECTION 10.08. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to or application of any conflicts of laws principles.

     SECTION 10.09. CONSENT TO JURISDICTION; RECEIPT OF PROCESS. Each party hereby consents to the jurisdiction of, and confers non-exclusive jurisdiction upon, any federal or state court located in the City of New York, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated hereby. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which it may now or hereafter have to venue of any such action, suit or proceeding brought in any such federal or state court and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York, provided that notice thereof is provided pursuant to provisions for notice under this Agreement.

     SECTION 10.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.11. HEADINGS. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                    ZYGO CORPORATION

                                    By:  /s/ GARY WILLIS
                                       --------------------------------
                                    Title:  President and
                                    Chief Executive Officer


                                    NEXSTAR AUTOMATION, INCORPORATED

                                    By:  /s/ AHMAD AKRAMI
                                       --------------------------------
                                    Title:  President


                                    NX ACQUISITION CORP.

                                    By:  /s/ GARY WILLIS
                                       --------------------------------
                                    Title:  President

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          -----
                                    ARTICLE I

DEFINITIONS............................................................     2

ARTICLE II.............................................................     7

Section 2.01.     The Arrangement......................................     7

Section 2.02.     Exchange of Certificates.............................     8
         (a)      Appointment of Exchange Agent........................     8
         (b)      Exchange Procedures..................................     8
         (c)      Illegality of Delivery of Shares.....................     9
         (d)      Fractional Shares....................................    10
         (e)      Distributions with Respect to Unexchanged Shares.....    10
         (f)      Transfers............................................    10
         (g)      No Liability.........................................    10
Section 2.03.     Dissenting Shares....................................    11

                                  ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF NEXSTAR..............................    11

Section 3.01.     Organization, Etc....................................    11
Section 3.02.     The NexStar Subsidiary and Other NexStar
                  Interests............................................    11
Section 3.03.     Capitalization.......................................    12
Section 3.04.     Authorization........................................    13
Section 3.05.     No Violation.........................................    13
Section 3.06.     Approvals............................................    14
Section 3.07.     Securities Act Filings...............................    14
Section 3.08.     Financial Statements and Other Information...........    15
Section 3.09.     No Undisclosed Liabilities...........................    16
Section 3.10.     Corporate Action.....................................    17
Section 3.11.     Events Subsequent to December 31, 1995...............    17
Section 3.12.     Taxes................................................    18
Section 3.13.     Litigation...........................................    19
Section 3.14.     Compliance with Laws.................................    20
Section 3.15.     Title to and Condition of Property...................    20
Section 3.16.     Environmental Matters................................    21
Section 3.17.     Contracts............................................    23
Section 3.18.     Employee and Labor Matters and Plans.................    24
Section 3.19.     Insurance Policies...................................    27
Section 3.20.     Records..............................................    28

Section 3.21.      Information Supplied................................    28
Section 3.22.      Brokerage Fees......................................    28
Section 3.23.      No Product Liabilities; Product Warranties..........    28
Section 3.24.      Suppliers and Customers.............................    29
Section 3.25.      Intellectual Properties.............................    30
Section 3.26.      Licenses............................................    30
Section 3.27.      No Illegal or Improper Transactions.................    31
Section 3.28.      Restrictive Documents and Territorial Restrictions..    31
Section 3.29.      Accounting Matters..................................    31
Section 3.30.      No Misleading Statements............................    31

                                   ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF ZYGO.................................    32

Section 4.01.      Organization, Etc...................................    32
Section 4.02.      Capitalization......................................    32
Section 4.03.      Authorization.......................................    32
Section 4.04.      No Violation........................................    33
Section 4.05.      Approvals...........................................    33
Section 4.06.      U.S. Commission Filings.............................    34
Section 4.07.      Financial Statements and Other Information..........    34
Section 4.08.      Compliance with Laws................................    35
Section 4.09.      Information Supplied................................    35
Section 4.10.      Brokerage Fees......................................    35
Section 4.11.      Opinion of Financial Advisor........................    35
Section 4.12.      No Misleading Statements............................    35

                                   ARTICLE V.

COVENANTS OF NEXSTAR...................................................    36

Section 5.01.      Conduct of NexStar and the NexStar Subsidiary.......    36
Section 5.02.      Access to Records...................................    38
Section 5.03.      Interim Order and Final Order.......................    39
Section 5.04.      NexStar Meeting; Information Circular...............    39
Section 5.05.      No Other Offers.....................................    39
Section 5.06.      Maintenance of Business.............................    40
Section 5.07.      Compliance with Obligations.........................    40
Section 5.08.      Comfort Letter of NexStar's Accountants; Opinions
                   of NexStar's Counsel................................    40
Section 5.09.      Affiliates' Letters.................................    40
Section 5.10.      Irrevocable Proxy and Voting Agreements.............    41
Section 5.11.      Escrowed Shares.....................................    41

                                   ARTICLE VI.

COVENANTS OF ZYGO......................................................    41

Section 6.01.      Conduct of Zygo.....................................    41
Section 6.02.      U.S. Commission Filings.............................    41
Section 6.03.      NexStar Meeting; Nasdaq Listing.....................    42
Section 6.04.      Compliance with Obligations.........................    42
Section 6.05.      Opinion of Zygo's Counsel...........................    42
Section 6.06.      Orders and Rulings..................................    42

                                  ARTICLE VII.

COVENANTS OF NEXSTAR AND ZYGO..........................................    42

Section 7.01.      Joint Transition Committee..........................    42
Section 7.02.      Advice of Changes...................................    42
Section 7.03.      Regulatory Approvals................................    43
Section 7.04.      Actions Contrary to Stated Intent...................    43
Section 7.05.      Certain Filings.....................................    43
Section 7.06.      Public Announcements................................    44
Section 7.07.      Satisfaction of Conditions Precedent................    44
Section 7.08.      Confidentiality.....................................    44

                                  ARTICLE VIII.

CONDITIONS OF CLOSING..................................................    45

Section 8.01.     Conditions to  All Parties' Obligations..............    45
         (a)      Final Order..........................................    45
         (b)      Shareholder Approval.................................    45
         (c)      Illegality or Legal Constraint.......................    45
         (d)      Governmental Authorizations..........................    45
         (e)      Exchange.............................................    45
         (f)      Release of Escrowed Shares...........................    45
         (g)      Registered Shares....................................    46

Section 8.02.     Conditions to the Obligations of Zygo
                  to Effect the Acquisition and
                  Consummate the Arrangement............................   46
         (a)      Accuracy of Representations and Warranties............   46
         (b)      Covenants and Agreements..............................   46
         (c)      Consents..............................................   46
         (d)      Opinion of Counsel....................................   46
         (e)      Certificates of NexStar...............................   46
         (f)      No Adverse Decision...................................   47
         (g)      Proceedings; Receipt of Documents.....................   47
         (h)      Adverse Change........................................   47

         (i)      Employment, Non-Compete, Non-Disclosure and Non-
                  Solicitation Agreements...............................   47
         (j)      Canadian Federal and Provincial Tax Liability.........   47
         (k)      Fairness Opinion......................................   48
         (l)      Comfort Letter........................................   48
         (m)      Consent to Use NexStar's Audited Financial Statements.   48
         (n)      Affiliate Letters.....................................   48
         (o)      Irrevocable Proxy and Voting Agreement................   48
         (p)      Pooling of Interests..................................   49
         (q)      Dissenting Shareholders of NexStar....................   49
         (r)      Consent of Option Holders.............................   49
         (s)      Supporting Documents..................................   49

Section 8.03.     Conditions to the Obligations of
                  NexStar to Effect the Acquisition and
                  Consummate the Arrangement............................   50
         (a)      Accuracy of Representations and Warranties............   50
         (b)      Covenants and Agreements..............................   50
         (c)      Opinion of Counsel....................................   50
         (d)      Certificates of Zygo..................................   50
         (e)      Proceedings; Receipt of Documents.....................   50
         (f)      Supporting Documents..................................   51
         (g)      Nasdaq Listing........................................   51
         (h)      Adverse Change........................................   51

                                   ARTICLE IX.

TERMINATION, AMENDMENTS AND WAIVERS.....................................   52

Section 9.01.     Termination...........................................   52
Section 9.02.     Effect of Termination.................................   52
Section 9.03.     Amendment.............................................   54
Section 9.04.     Waiver................................................   54

                                   ARTICLE X.

GENERAL PROVISIONS......................................................   55

Section 10.01.    Taking of Necessary Action; Specific Performance......   55
Section 10.02.    Effect of Due Diligence...............................   55
Section 10.03.    Expenses..............................................   55
Section 10.04.    Successors and Assigns................................   55
Section 10.05.    Nonsurvival of Representations and Warranties.........   56
Section 10.06.    Entire Agreement......................................   56
Section 10.07.    Notices...............................................   56
Section 10.08.    Applicable Law........................................   56
Section 10.09.    Consent to Jurisdiction; Receipt of Process...........   56
Section 10.10.    Counterparts..........................................   57
Section 10.11.    Headings..............................................   57

                                                                    EXHIBIT 5.09

                                AFFILIATE LETTER

               , 1996

Zygo Corporation
Laurel Brook Road
Middlefield, Connecticut  06455-0448
Attention:  Gary K. Willis

Dear Sirs:

     Reference is made to the Acquisition Agreement, dated as of ________ __, 1996 (the "Acquisition Agreement"), by and among (i) Zygo Corporation, a Delaware corporation ("Zygo"), (ii) NX Acquisition Corp., a corporation existing under the laws of British Columbia and a wholly-owned subsidiary of Zygo ("Zygo Canada"), and (iii) NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia ("NexStar"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Acquisition Agreement.

     In connection with the Acquisition, the undersigned will receive shares of common stock, $.10 par value, of Zygo ("Zygo Common Stock"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of NexStar within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

     If in fact the undersigned is an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Zygo Common Stock received by the undersigned in connection with the Acquisition may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act. The undersigned further understands that Zygo does not intend to file a registration statement under the Act for the purposes of resale of Zygo Common Stock by the undersigned and if such a registration statement is filed Zygo will not be required to maintain the effectiveness of such registration statement. The undersigned understands that, in addition to the restrictions imposed by Rule 145 on the undersigned's ability to sell, assign or transfer the Zygo Common Stock, the SEC guidelines regarding pooling-of-interests accounting restrict the undersigned from selling, assigning or transferring the Zygo Common Stock received by the undersigned in connection with the Acquisition prior to the publication of financial results covering at least 30 days of post-Acquisition combined operations.

     The undersigned hereby represents to and covenants with Zygo that the undersigned will not sell, assign or transfer any of the Zygo Common Stock received by the undersigned in connection with the Acquisition (a) prior to the publication of financial results covering at least 30 days of post-Acquisition operations and (b) except (i) pursuant to an effective registration statement under the Act or (ii) in a transaction which, in the reasonable opinion of Zygo's counsel, is not required to be registered under the Act and is pursuant to procedures permitted under Rule 145; PROVIDED, HOWEVER, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of Zygo, such transaction would not have, directly or indirectly, any adverse consequences for Zygo with respect to the treatment of the Acquisition for tax purposes.

     In the event of a sale or other disposition by the undersigned of Zygo Common Stock pursuant to Rule 145, the undersigned will supply Zygo with evidence of compliance with such Rule, in the form of a broker's letter in customary form or other evidence reasonably satisfactory to Zygo and its counsel. The undersigned understands that Zygo may instruct its transfer agent to withhold the transfer of any Zygo Common Stock disposed of by the undersigned, but that, provided such transfer is not prohibited by any other provision of this letter agreement, upon receipt of such evidence of compliance, the transfer agent shall effectuate the transfer of the Zygo Common Stock sold as indicated in such evidence.

     The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing Zygo Common Stock received by the undersigned in connection with the Acquisition or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Zygo from its counsel to the effect that such legend is no longer required for purposes of the Act or the applicable provisions of this letter agreement.

     There will be placed on the certificates for the Zygo Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirement of the Securities Act of 1933."

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirement hereof and the limitations imposed upon the distribution, sale, transfer of other disposition of Zygo Common Stock and (ii) the receipt by Zygo of this letter is an inducement and a condition to Zygo's obligations to consummate the Acquisition.

                                               Very truly yours,

                                               ------------------------------
                                               (Signature)

                                               ------------------------------
                                               (Print Name)

                                                                   EXHIBIT 5.10

                                IRREVOCABLE PROXY
                                       AND
                                VOTING AGREEMENT

     VOTING AGREEMENT (this "AGREEMENT"), dated as of _____ __, 1996, between Zygo Corporation, a Delaware corporation ("ZYGO"), and _________________________ ("SELLER").

     WHEREAS, concurrently herewith (i) Zygo, (ii) NX Acquisition Corp., a corporation existing under the laws of British Columbia ("ZYGO CANADA"), and
(iii) NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia ("NEXSTAR"), are entering into an Acquisition Agreement (the "ACQUISITION AGREEMENT");

     WHEREAS, pursuant to the Acquisition Agreement, all issued and outstanding common shares of NexStar, no par value ("NEXSTAR COMMON SHARES"), and options and warrants to purchase NexStar Common Shares, will be exchanged for shares of the common stock, $.10 par value ("ZYGO COMMON STOCK"), of Zygo;

     WHEREAS, as of the date hereof, Seller owns beneficially and of record the NexStar Common Shares and options to purchase NexStar Common Shares as set forth on SCHEDULE A hereto (the "EXISTING SECURITIES," together with NexStar Common Shares acquired after the date hereof and prior to the termination hereof, whether upon the exercise of options or otherwise, collectively, referred to herein as the "NEXSTAR SECURITIES"); and

     WHEREAS, as a condition to their willingness to enter into the Acquisition Agreement, Zygo has required that Seller agree, and Seller has agreed, to vote the NexStar Securities owned by Seller and to grant to Zygo a proxy to vote the NexStar Securities owned by Seller, all on the terms and conditions provided for herein;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows, with all capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Acquisition
Agreement:

     1. AGREEMENT TO VOTE; PROXY.

          1.1 VOTING. Seller hereby agrees that, during the time this Agreement is in effect, at any meeting of the NexStar shareholders (including any adjournments or postponements thereof), Seller shall (i) vote the NexStar Securities in favor of the Acquisition; (ii) vote the NexStar Securities against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of NexStar under the Acquisition Agreement; and (iii) vote the NexStar Securities against any action or agreement (other than the Acquisition Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Acquisition, including, but not limited to: (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving NexStar or the NexStar Subsidiary; (b) a sale or transfer of a material amount of assets of NexStar or the NexStar Subsidiary or a reorganization, recapitalization or liquidation of NexStar or the NexStar Subsidiary; (c) any change in the management or board of directors of NexStar;
(d) any change in the present capitalization or dividend policy of NexStar or the NexStar Subsidiary; or (e) any material change in the corporate structure or business of NexStar or the NexStar Subsidiary. Seller agrees not to exercise any dissenters' rights Seller may have under the Company Act (British Columbia) with respect to the NexStar Common Shares.

          1.2 PROXY. Seller hereby grants to Zygo a proxy to vote the NexStar Securities as indicated in Section 1.1 above. Seller intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Seller with respect to any of the NexStar Securities.

     2. EXPIRATION. This Agreement and Zygo's right to vote the NexStar Securities governed hereby shall terminate upon the first to occur of (i) the Effective Time of the Arrangement, (ii) termination of the Acquisition Agreement in accordance with its terms and (iii) written notice of termination of this Agreement by Zygo to Seller. This Agreement shall be irrevocable prior to the termination described in the preceding sentence and shall remain in full force and effect until such termination. Seller agrees that this Agreement shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the death, disability, incompetence, bankruptcy or dissolution of Seller. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to Zygo, Zygo shall nevertheless be authorized and empowered to vote the NexStar Securities governed hereby in accordance with the terms of this Agreement as if such event had not occurred.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Zygo as follows:

          3.1 OWNERSHIP OF NEXSTAR SECURITIES. On the date hereof, the Existing Securities are owned of record and beneficially by Seller. Seller has sole voting and dispositive power, without restrictions, with respect to all of the Existing Securities.

          3.2 POWER, BINDING AGREEMENT. Seller has the legal capacity, power and authority to enter into and perform all of his, her or its obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          3.3 NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of his, her or its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Seller to perform his, her or its obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

          3.4 SELLER'S ACCESS TO INFORMATION. Seller (i) has received, if requested, a copy of Zygo's Annual Report on Form 10-K for the year ended June 30, 1995 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, (ii) has received a copy of the Acquisition Agreement with all Schedules and Exhibits attached thereto and (iii) has received such other information relating to Zygo as Seller has requested (collectively, "WRITTEN INFORMATION"), and, prior to signing this Agreement, Seller has carefully reviewed the Written Information that Seller has requested and received. No oral representations have been made or oral information furnished to Seller in connection with the Acquisition upon which Seller has relied or in any way based his, her or its investment decision, or which were in any way inconsistent with the Written Information. Seller understands the business in which NexStar and Zygo, respectively, are and will be engaged and is capable of evaluating the merits and risks of the Acquisition and an investment in the Zygo Common Stock, and is making an informed investment decision with respect thereto. Seller has obtained sufficient information to evaluate the merits and risks of the Acquisition and an investment in the Zygo Common Stock and to make such a decision.

     4. CERTAIN COVENANTS OF SELLER. Seller hereby covenants and agrees as follows:

          4.1 RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Seller hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the NexStar Securities, (ii) grant any proxies, deposit any NexStar Securities into a voting trust or enter into a voting agreement with respect to any NexStar Securities or (iii) take any action that would make any representation or warranty of Seller contained herein untrue or incorrect or have the effect of preventing or disabling Seller from performing his, her or its obligations under this Agreement.

          4.2 NON SOLICITATION. Seller agrees not to enter into negotiations with, or solicit offers from, any party (other than Zygo) regarding the sale of capital stock or assets of NexStar or the merger, consolidation or other combination of NexStar with any other person or entity.

          4.3 ADDITIONAL SECURITIES. Seller hereby agrees, while this Agreement is in effect, to promptly notify Zygo of the number of any new NexStar Securities with respect to which Seller acquires voting rights after the date hereof.

     5. FURTHER ASSURANCES. From time to time, at Zygo's request and without further consideration, Seller shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     6. MISCELLANEOUS.

          6.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement (other than the other agreements entered into which are referenced in the Acquisition Agreement) among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

          6.2 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    IF TO THE SELLER:   c/o NexStar Corporation
                        2120 Miller Drive
                        Longmont, Colorado 80501
                        Attention: Ahmad Akrami

    WITH A COPY TO:     Chrisman Byrum & Johnson
                        1900 15th Street
                        Boulder, Colorado 80302
                        Attention: David Cook, Esq.

    IF TO ZYGO:         Zygo Corporation
                        Laurel Brook Road
                        Middlefield, Connecticut 06455-0448
                        Attention: Gary K. Willis

    WITH A COPY TO:     Fulbright & Jaworski L.L.P.
                        666 Fifth Avenue
                        New York, New York 10103
                        Attention: Paul Jacobs, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules.

          6.5 SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by him, her or it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages and, therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          6.6 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

          6.7 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          6.8 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     IN WITNESS WHEREOF, Zygo and Seller have caused this Agreement to be duly executed as of the day and year first above written.

                                  ZYGO CORPORATION

                                  By:______________________________________
                                  Name:
                                  Title:


                                  SELLER

                                  By:______________________________________
                                  Name:
                                  Title:

                                                              EXHIBIT 8.02(d)(1)

                       OPINION OF CHRISMAN BYNUM & JOHNSON

     All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Acquisition Agreement.

     1. The NexStar Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. The NexStar Subsidiary is duly qualified or licensed to conduct its business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on the Disclosure Schedule.

     2. The authorized, issued and outstanding capital stock of the NexStar Subsidiary is as set forth on the Disclosure Schedule. There are no shares of capital stock of the NexStar Subsidiary held as treasury shares. All outstanding shares of capital stock of the NexStar Subsidiary are owned of record and beneficially by NexStar, free and clear of any and all Liens, and have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of the NexStar Subsidiary were issued in compliance with all applicable federal and state securities and corporate laws. None of the outstanding securities has been issued in violation of any pre-emptive rights or, to the best of such counsel's knowledge, rights of first refusal or similar rights. To the best of such counsel's knowledge, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, pre-emptive rights or agreements or instruments or understandings of any character to which the NexStar Subsidiary is a party or by which the NexStar Subsidiary is bound, obligating the NexStar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, pre-emptive right or agreement. To the best of such counsel's knowledge, there are no outstanding obligations, contingent or other, of the NexStar Subsidiary to purchase, redeem or otherwise acquire any shares of its capital stock. To the best of such counsel's knowledge, except as set forth in the Disclosure Schedule, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any of the capital stock of the NexStar Subsidiary.

     3. The execution and delivery of the Acquisition Agreement and the Plan of Arrangement by NexStar do not, and the consummation by NexStar of the transactions contemplated by either such agreement, and compliance with the terms thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the organizational documents of the NexStar Subsidiary; (b) conflict with, or result in any violation of or default or loss of any benefit under, any statute, law, rule or regulation, or, to the best of such counsel's knowledge, any License, grant, judgment, decree or order of any court or other governmental agency or instrumentality to which the NexStar Subsidiary is a party or to which any of its property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument known to such counsel to which the NexStar Subsidiary is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of the NexStar Subsidiary; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License known to such counsel. To the best of such counsel's knowledge, the NexStar Subsidiary is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its property or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect.

     4. In the event that the Note, the security agreement and the guaranty described in Section 9.02 of the Acquisition Agreement are executed and delivered, each of such agreements will constitute the legal, valid and binding obligation of the NexStar Subsidiary, enforceable against the NexStar Subsidiary in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

     5. The execution and delivery of the Acquisition Agreement and the Plan of Arrangement and the consummation of the transactions contemplated by either such agreement by NexStar will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person (i) under any statute, law, rule, regulation or (ii) under any permit, license, agreement, indenture or other instrument known to such counsel, in any case to which the NexStar Subsidiary is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by the NexStar Subsidiary in connection with the execution and delivery of the Acquisition Agreement and the Plan of Arrangement, the consummation of the transactions contemplated by either such agreement, or the performance by NexStar of its obligations thereunder.

         6. To the best of such counsel's knowledge, there is no action, suit, investigation, arbitration or proceeding pending or threatened against or affecting the NexStar Subsidiary or any of its properties or rights (including without limitation no charge of patent and/or trademark infringement), by or before any Governmental Entity, or any basis in fact therefor known by such counsel, against or involving the NexStar Subsidiary or any of its officers, directors or employees (in all instances, in their capacity as such), assets, business or products, whether at law or in equity.

     7. To the best of such counsel's knowledge, there are no asserted claims for indemnification by any Person against the NexStar Subsidiary under any law or agreement or pursuant to the Articles of Incorporation or By-laws of the NexStar Subsidiary and such counsel is not aware of any facts or circumstances that might give rise to the assertion of such a claim against the NexStar Subsidiary thereunder.

     8. All corporate action of the Board of Directors and of the shareholders of the NexStar Subsidiary known to such counsel taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Articles of Incorporation and By-laws of the NexStar Subsidiary, and has been duly recorded in its corporate minute books.

     9. Except as heretofore disclosed in the NexStar Quarterly Report, or otherwise set forth in the Disclosure Schedules, to the best of such counsel's knowledge, since December 31, 1995 the NexStar Subsidiary has not (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of the NexStar Subsidiary),
(b) discharged or satisfied any Lien, (c) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, (d) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (e) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, (f) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (g)(i) granted any severance or termination pay to any of its directors, officers or employees, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers or employees, (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increased the compensation, bonus or other benefits payable to any of its directors, officers or employees, (h) entered into any transaction except in the ordinary course of business or as otherwise contemplated by the Acquisition Agreement or by the Plan of Arrangement or (i) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     10. To the best of such counsel's knowledge, the NexStar Subsidiary has complied in all material respects with all applicable laws, rules, regulation, codes, plans, and injunctions, judgments, orders, decrees, rulings and charges thereunder of any Governmental Entity relating to or affecting the operation, conduct or ownership of its properties or business. To the best of such counsel's knowledge, no investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state or local taxing authority) with respect to the NexStar Subsidiary is pending or threatened, nor has any

Governmental Entity indicated in writing to the NexStar Subsidiary an intention to conduct the same. To the best of such counsel's knowledge, neither the NexStar Subsidiary nor any director, officer or employee of the NexStar Subsidiary (in all instances, in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon the NexStar Subsidiary of any Governmental Entity, which default would have a Material Adverse Effect. To the best of such counsel's knowledge, there is no existing law, rule, regulation or order, whether United States federal or Colorado (state or local), which would prohibit or materially restrict the NexStar Subsidiary from, or otherwise materially adversely affect the NexStar Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business.

     11. Each lease or agreement known to such counsel under which the NexStar Subsidiary is a lessee or lessor of any property, real or personal, is a valid and binding agreement of such Person and, to the best of such counsel's knowledge, the other party thereto (in each case with such exceptions as are, individually or in the aggregate, not material and do not, individually or in the aggregate, materially interfere with the use made of such properties by the NexStar Subsidiary), to the best of such counsel's knowledge, without any default by the NexStar Subsidiary thereunder. To the best of such counsel's knowledge, the NexStar Subsidiary's possession of such property has not been disturbed and no claim has been asserted, whether oral or in writing, against the NexStar Subsidiary adverse to its rights in such leasehold interests. NexStar Subsidiary has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     12. All Licenses required under Environmental Laws that are necessary to the operations of the business of the NexStar Subsidiary have been obtained and are in full force and effect and such counsel is not aware of any basis for revocation or suspension of any such licenses, permits, consents or other approvals; and nothing has come to the attention of such counsel for it to conclude that the business of the NexStar Subsidiary has failed at any time to be operated in full compliance in all material respects with such Licenses. To the best of such counsel's knowledge, no Environmental Laws impose any obligation upon Zygo, as a result of any transaction contemplated by the Acquisition Agreement and the Plan of Arrangement, requiring prior notification to any Governmental Entity of the transfer of any License which is necessary to the operations of the business of the NexStar Subsidiary. Nothing has come to such counsel's attention for it to conclude that the NexStar Subsidiary has at any time failed to operate its business in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity. To the best of such counsel's knowledge, there are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Entity directed against the NexStar Subsidiary in connection with the operation of its business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations by the NexStar Subsidiary of any Environmental Law, (iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials by the NexStar Subsidiary, or (iv) response, removal or remedial costs under the Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law. No portion of the real property owned or leased by the NexStar Subsidiary with respect to its business is listed on any Contaminated Site List.

     13. All Contracts known to such counsel are valid and binding in all material respects and nothing has come to such counsel's attention for it to conclude that the NexStar Subsidiary has not duly performed its obligations thereunder in all material respects to the extent such obligations have accrued, or that any breach or default thereunder by the NexStar Subsidiary or any other party thereto has occurred that could impair the ability of the NexStar Subsidiary to enforce any material rights thereunder or permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset(s) of the NexStar Subsidiary. The consummation of the Acquisition or the other transactions contemplated by the Acquisition Agreement will not result in any violation or termination of, default or loss of benefit under, or give rise to a right of termination under, the terms of any Contract known to such counsel.

     14. Nothing has come to the attention of such counsel for it to conclude that any Employee Plan (which includes any plan, contract, policy or arrangement which is described in Section 3.18(a) of the Acquisition Agreement) has not been maintained and administered in all material respects in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. With respect to each Employee Plan, to the best of such counsel's knowledge, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, the PBGC or any other governmental agency; and (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened.

     15. To the best of such counsel's knowledge, none of the Employees are subject to union or collective bargaining agreements. To the best of such counsel's knowledge, there have been no audits of the equal employment opportunity practices of the NexStar Subsidiary and no basis for such claim exists. To the best of such counsel's knowledge, there is no unfair labor practice charge or complaint against the NexStar Subsidiary pending before the National Labor Relations Board or similar foreign agency or strike, dispute, slowdown or stoppage pending or threatened against or involving the NexStar Subsidiary. To the best of such counsel's knowledge, no collective bargaining agreement is currently being negotiated by the NexStar Subsidiary, nor is any grievance procedure or arbitration proceeding pending with respect to any Employee and no claim therefor has been asserted.

     16. To the best of such counsel's knowledge, such Information Circular did not, on the date of filing thereof with the British Columbia Securities Commission, on the date of dissemination thereof to the NexStar shareholders or at any time prior to the NexStar Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact, in all cases with respect to the NexStar Subsidiary, required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     17. To the best of such counsel's knowledge, no claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made nor threatened against the NexStar Subsidiary and, nothing has come to such counsel's attention for it to conclude that the NexStar Subsidiary is infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person. To the best of such counsel's knowledge, the NexStar Subsidiary has not granted any license, franchise or permit to any Person to use any of the Intellectual Property of the NexStar Subsidiary. Nothing has come to such counsel's attention for it to conclude that any other Person has the right to use the same trademarks, service marks or trade names used by the NexStar Subsidiary or any similar trademarks, service marks or trade names likely to lead to confusion.

     18. Nothing has come to such counsel's attention for it to conclude that the NexStar Subsidiary does not have all licenses, permits, consents and other governmental certificates, authorizations and approvals required by every federal or Colorado (state or local) Governmental Entity for the conduct of its business and the use of its properties as presently conducted or used including, without limitation, all licenses required under Environmental Laws and any federal Colorado (state or local), law relating to public health and safety, or employee health and safety. All of the Licenses listed on the Disclosure Schedule are in full force and effect and, to the best of such counsel's knowledge, no action or claim is pending nor threatened to revoke or terminate any License or declare any License invalid in any material respect. The Disclosure Schedule contains a true and complete list of all federal Colorado (state or local) governmental or judicial consents, orders, decrees and other compliance agreements known to such counsel relating to the NexStar Subsidiary or any of its assets or business under which the NexStar Subsidiary is operating or bound.

     19. Nothing has come to such counsel's attention for it to conclude that the Acquisition Agreement, the information and schedules referred to therein and the certificates that have been furnished to Zygo in connection with the transactions contemplated thereby include any untrue statement of a material fact and omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, Colorado and other jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Zygo) of other counsel reasonably acceptable to Zygo, familiar with the applicable laws; provided that such counsel shall state that they believe that Zygo is entitled to rely on such opinion or opinions; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and other representatives of NexStar, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of NexStar and the NexStar Subsidiary, provided that copies of any such statements or certificates shall be delivered to Zygo.

     Such counsel may state that they are admitted to practice in Colorado and that such counsel expresses no opinion as to the laws of, or the effect or applicability of the laws of, any jurisdiction other than Colorado and the federal laws of the United States to the extent referred to specifically in the opinion.

                                                            EXHIBIT 8.02(d)(2)

                              OPINION OF GETZ KARBY

     Whenever our opinion is qualified by the phrase "to the best of our knowledge" or similar language, it is intended to indicate that during the course of representing NexStar no information has come to our attention which has given us actual knowledge of the facts or circumstances referred to. However, except to the extent expressly described in this letter, we have not undertaken any special or independent investigation to determine the existence or absence of such facts or circumstances.

     All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Acquisition Agreement.

     1. NexStar is a corporation duly organized, validly existing and in good standing under the laws of British Columbia and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. NexStar is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on the Disclosure Schedule.

     2. To the best of our knowledge, the Disclosure Schedule contains a list of all Subsidiaries (other than the NexStar Subsidiary), partnerships, joint ventures and other entities in which NexStar has, directly or indirectly, any legal or beneficial interest and indicates for each such Subsidiary, partnership, joint venture or other entity: (i) the percentage and type of equity securities of or other interest in the NexStar Interest owned or controlled by NexStar; (ii) the identity of any other beneficial or record owner of any such NexStar Interest and the percentage and type of such ownership;
(iii) the jurisdiction of incorporation or organization; (iv) each jurisdiction in which it is qualified or licensed to conduct its business; and (v) in the case of any joint venture, the identity of each other joint venture partner. NexStar is the direct owner of record and, to the best of our knowledge, beneficially of all such equity securities or other interests listed as being owned by it, free and clear of all Liens.

     3. The authorized, issued and outstanding shares of NexStar are as set forth on the Disclosure Schedule. There are no shares of NexStar that have been repurchased by NexStar and not cancelled. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized shares of NexStar are as set forth in NexStar's Memorandum and Articles, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable and corporate laws. All outstanding shares of NexStar have been duly authorized and validly issued as fully paid and non-assessable. All of the outstanding securities of NexStar were issued in compliance with all applicable Canadian and provincial securities and corporate laws. None of the outstanding securities of NexStar has been issued in violation of any pre-emptive rights or, to the best of our knowledge, rights of first refusal or similar rights. To the best of our knowledge, except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, pre-emptive rights or agreements or instruments or understandings of any character to which NexStar is a party or by which NexStar is bound, obligating NexStar to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, pre-emptive right or agreement. To the best of our knowledge, there are no outstanding obligations, contingent or other, of NexStar to purchase, redeem or otherwise acquire any shares of its capital stock. To the best of our knowledge, except as set forth in the Disclosure Schedule, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any shares of NexStar or the NexStar Subsidiary.

     4. NexStar has all requisite corporate power and authority to enter into the Acquisition Agreement and each of the other agreements contemplated thereby, to carry out its obligations under the Acquisition Agreement and each of the other agreements contemplated thereby and to consummate the transactions contemplated thereby. The execution and delivery of the Acquisition Agreement, the consummation of the transactions contemplated thereby and the performance by NexStar of its obligations thereunder have been duly authorized by all necessary corporate action on the part of NexStar. The Acquisition Agreement has been duly executed and delivered by NexStar and constitutes the legal, valid and binding obligation of NexStar enforceable against NexStar in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law). In the event that the Note, the security agreement and the guaranty described in Section 9.02 of the Acquisition Agreement are executed and delivered, each of such agreements will constitute the legal, valid and binding obligation of NexStar or the NexStar Subsidiary, as the case may be, enforceable against NexStar or the NexStar Subsidiary, as the case may be, in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

     5. The execution and delivery of the Acquisition Agreement by NexStar does not, and the consummation by NexStar of the transactions contemplated thereby, and compliance with the terms thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of NexStar's Memorandum and Articles; (b) conflict with, or result in any violation of or default or loss of any benefit under, any statute, law, rule or regulation of the Province of British Columbia or Canada, or, to the best of our knowledge, any License, grant, judgment, decree or order of any court or other governmental agency or instrumentality to which Nexstar is a party or to which any of NexStar's property is subject;
(c) to the best of our knowledge, conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which NexStar is a party or to which its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or result in the creation of any Lien upon any of the assets or properties of NexStar or the NexStar Subsidiary; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License known to us. NexStar is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its property or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect.

     6. The execution and delivery of the Acquisition Agreement and the consummation by NexStar of the transactions contemplated thereby by NexStar will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person (i) under any statute, law, rule, regulation or (ii) under any permit, license, agreement, indenture or other instrument known to us, in any case to which NexStar is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by NexStar in connection with the execution and delivery of the Acquisition Agreement, the consummation of the transactions contemplated thereby, or the performance by NexStar of its obligations thereunder, other than in connection with or in compliance with the provisions of the rules, regulations and By-laws of the Vancouver Stock Exchange, the Securities Act and the securities laws of the other provinces of Canada, as applicable, the Interim Order and the Final Order, all of which actions have been duly taken.

     7. The Final Order approving the Plan of Arrangement has been issued by the Supreme Court of British Columbia.

     8. NexStar has timely filed all the material required to be filed pursuant to the applicable provisions of the Securities Act. To the best of our knowledge, each final prospectus, management proxy circular and press releases, material change reports and interim and annual financial statements filed by NexStar with the British Columbia Securities Commission and each report filed by NexStar with the British Columbia Securities Commission and any other principal regulatory authority having jurisdiction with respect to NexStar, as of the dates they were respectively filed with the securities commissions or other regulatory authorities, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. NexStar is a reporting issuer not in default under the Securities Act and is not a reporting issuer or the equivalent thereof in any other province of Canada.

     9. To the best of our knowledge, there is no action, suit, investigation, arbitration or proceeding pending or threatened against or affecting NexStar or its properties or rights (including without limitation no charge of patent and/or trademark infringement), by or before any Governmental Entity, or any basis in fact therefor known by us.

     10. To the best of our knowledge, there are no asserted claims for indemnification by any Person against NexStar under any law or agreement or pursuant to the Memorandum and Articles of NexStar.

     11. All corporate action of the Board of Directors and of the shareholders of NexStar known to us taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Memorandum and Articles of NexStar, and has been duly recorded in its corporate minute books.

     12. Except as heretofore disclosed in the NexStar Quarterly Report, or otherwise set forth in the Disclosure Schedules, to the best of our knowledge, since December 31, 1995 neither NexStar nor the NexStar Subsidiary has (a) issued any stock, bond or other corporate security (including without limitation securities convertible into or rights to acquire capital stock of NexStar or the NexStar Subsidiary), (b) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, (c) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors or executive officers, (d) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (e) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     13. To the best of our knowledge, NexStar has complied in all material respects with injunctions, judgments, orders, decrees, rulings and charges thereunder known to us of any Governmental Entity relating to or affecting the operation, conduct or ownership of their respective properties or business. To the best of our knowledge, no investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state, provincial or local taxing authority) with respect to NexStar is pending or threatened. To the best of our knowledge, neither NexStar nor any director or executive officer of NexStar (in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon NexStar, which default would have a Material Adverse Effect.

     14. To the best of our knowledge, no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by NexStar under any lease or agreement under which NexStar is a lessee or lessor of any property, real or personal, or by any other party thereto.

     15. To the best of our knowledge, no Environmental Laws impose any obligation upon Zygo, as a result of any transaction contemplated by the Acquisition Agreement and the Plan of Arrangement, requiring prior notification to any Governmental Entity of the transfer of any License which is necessary to the operations of the business of NexStar. To the best of our knowledge, NexStar has at all times operated its business in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity. To the best our knowledge, there are no existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Entity directed against NexStar in connection with the operation of its business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, or (ii) violations by NexStar of any Environmental Law, (iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials by NexStar.

     16. All Contracts known to us are valid and binding in all material respects with respect to NexStar, and, to the best of our knowledge, no breach or default thereunder by NexStar or any other party thereto has occurred that could impair the ability of NexStar to enforce any material rights thereunder or which would permit the acceleration of any obligation of NexStar or the creation of a Lien upon any asset(s) of NexStar or the NexStar Subsidiary. To the best of our knowledge, the consummation of the Acquisition or the other transactions contemplated by the Acquisition Agreement will not result in any violation or termination of, default or loss of benefit under, or give rise to a right of termination under, the terms of any Contract.

     17. To the best of our knowledge, no collective bargaining agreement is currently being negotiated by NexStar, nor is any grievance procedure or arbitration proceeding pending with respect to any Employee and no claim therefor has been asserted.

     18. The Information Circular, including any amendments or supplements thereto, with respect to the NexStar Meeting, complied as to form in all material respects with the applicable provisions of the Securities Act and the Company Act and the rules and regulations promulgated under any such Act, and, to the best of our knowledge, such Information Circular did not, on the date of filing thereof with the British Columbia Securities Commission, on the date of dissemination thereof to the NexStar shareholders or at any time prior to the NexStar Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     19. To the best of our knowledge, no claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made or threatened against NexStar and NexStar is not infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other Person.

     20. To the best of our knowledge, the Acquisition Agreement, the information and schedules referred to therein and the certificates that have been furnished to Zygo in connection with the transactions contemplated thereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     In rendering the foregoing opinion, we have relied as to matters of fact on certificates of responsible officers and other representatives of NexStar, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of NexStar, provided that copies of any such statements or certificates shall be delivered to Zygo.

     We are admitted to practice in British Columbia only and express no opinion as to the laws of, or the effect or applicability of the laws of, any jurisdiction other than British Columbia and the laws of Canada to the extent applicable in British Columbia.

                                                              EXHIBIT 8.02(i)(1)

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made as of ____________, 1996, between NexStar Corporation, a Colorado corporation (the "Company"), and Ahmad Akrami, residing at __________________________________ ("Employee").

                              W I T N E S S E T H :

     WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

     1.  EMPLOYMENT.

         The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of President of NexStar Corporation, a business unit initially being operated in the form of a subsidiary of Zygo Corporation ("Zygo"). Zygo currently intends to continue operating the business unit from its location in Colorado.

     2.  TERM.

         The initial term of employment under this Agreement shall begin on ____________, 1996 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

     3.  COMPENSATION.

         As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $125,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the Company's normal benefit programs. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with

Company practice. In addition, Employee shall be entitled to additional contingent compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

         On ____________, 1996, Employee shall receive a grant of options to purchase 20,000 shares of Common Stock of Zygo with an exercise price equal to the fair market value on the date of grant, vesting in four equal installments and otherwise in accordance with the terms of Zygo's Amended and Restated Non-Qualified Stock Option Plan.

     4.  EXPENSES.

         The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

     5.  INSURANCE AND OTHER BENEFITS.

         (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits customarily provided by the Company for its employees generally (including any profit sharing, pension, health insurance, dental coverage, life insurance, AD&D and short- and long-term disability in accordance with the terms of such plans) and including stock option and/or stock purchase plans, all as determined from time to time by the Board of Directors of the Company or appropriate committee thereof. Unused annual vacations may be carried over to the extent permitted by Company policy.

         (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

     6.  DUTIES.

         (a) Employee shall perform such duties and functions as the President, Chief Executive Officer or Chief Operating Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

         (b) Employee agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo.

     7.  TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

         (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

              (i) upon the determination by the President, Chief Executive Officer or Chief Operating Officer of Zygo or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

              (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination.

         (b)  Employee's employment shall terminate upon:

              (i) the death of the Employee; or

              (ii) the "disability" of Employee (as hereinafter defined pursuant to subsection (c) herein).

         (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

         (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo or any of their respective subsidiaries or affiliates and its and their directors, officers and employees, of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 10, 11 or 12 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and any of their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder. Upon termination of Employee's employment for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

         (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

         (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 5 hereof, provided that payments made to Employee pursuant to this Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

         (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending (i) at the end of the three year initial term of this Agreement if such termination occurs during such initial three year term, provided, however, that in the event termination occurs within the last six (6) months of the initial three year term, Employee would be entitled to his salary for a period ending six (6) months from the date of such termination, or (ii) six (6) months from the date of termination if such termination occurs during any renewal term subsequent to such initial three year term, which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement or otherwise.

     8.  REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

         (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and the Company or Zygo.

         (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's or Zygo's sole discretion, the Company's obtaining life insurance for its benefit on the life of Employee.

     9.  NON-COMPETITION.

         (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto), and for a period of three
(3) years after the later to occur of the termination or expiration of Employee's employment hereunder (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or proposed to be provided at the time of termination of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company, Zygo or any of their respective subsidiaries or affiliates any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates. Notwithstanding the foregoing, in the event Employee's employment hereunder is terminated by the Company for justifiable cause pursuant to Section 7(a) hereof, the Non-Competitive Period shall continue through the expiration of the scheduled term of this Agreement as provided in Section 2 hereof.

         (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

         (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

     10. INVENTIONS AND DISCOVERIES.

         (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or any of their respective subsidiaries or affiliates known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

         (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter.

     11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such required disclosure) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information acquired by Employee during the course of, or as an incident to, his employment hereunder, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

         (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

         (c) Employee will execute the form of "NexStar Corporation Non-Disclosure and Non-Solicitation Agreement" in the form of Exhibit A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

     12. RIGHT TO INJUNCTION.

         Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     13. AMENDMENT OR ALTERATION.

         No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

     14. GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed therein.

     15. CONSENT TO JURISDICTION.

         Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut.

     16. SEVERABILITY.

         The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     17. NOTICES.

         Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     18. WAIVER OR BREACH.

         It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     19. ENTIRE AGREEMENT AND BINDING EFFECT.

         This Agreement, together with the Acquisition Agreement, dated as of _________, 1996 by and among the Company, Zygo, NX Acquisition Corp. and NexStar Automation, Incorporated, and all agreements and exhibits referred to therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and the Company or Zygo relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

     20. SURVIVAL.

         The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11, 12, 14 and 15 hereof.

     21. NON-ASSIGNABILITY.

         This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to NexStar Corporation, a business unit of Zygo.

     22. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     23. FURTHER ASSURANCES.

         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     24. HEADINGS.

         This Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                    NEXSTAR CORPORATION

                                                    By:
                                                       -------------------------
                                                        Name:
                                                        Title:


                                                    EMPLOYEE


                                                        ------------------------
                                                            Ahmad Akrami

                                    EXHIBIT A

                               NEXSTAR CORPORATION
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

     AGREEMENT, dated as of ___________ __, 1996, by and between NEXSTAR CORPORATION, a Delaware corporation (the "Company"), and ______________ (the "Employee")

                              W I T N E S S E T H:

     In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any business, customer, machine, design, apparatus or systems of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates or any of the methods of conducting any part of their respective businesses or the like which may become known to the Employee by reason of his employment or otherwise except as may be reasonably necessary to the performance of his assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on Exhibit 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of its subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated ___________ ___, 1996, by and between the Employee and the Company and the Acquisition Agreement, dated as of ___________, 1996, by and among Zygo, NX Acquisition

     Corp. and NexStar Automation, Incorporated, and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        NEXSTAR CORPORATION

                                          BY:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              EMPLOYEE

                                              ----------------------------------
                                              Name:

                                                              EXHIBIT 8.02(i)(2)

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made as of __________ ___, 1996, between NexStar Corporation, a Colorado corporation (the "Company"), and ____________________, residing at _______________________ ____________________ ("Employee").

                              W I T N E S S E T H :

     WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT.

     The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of _________________ of NexStar Corporation, a business unit initially being operated in the form of a subsidiary of Zygo Corporation ("Zygo").

     2. TERM.

     The initial term of employment under this Agreement shall begin on _________ __, 1996 (the "Employment Date") and shall continue for a period of two (2) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

     3. COMPENSATION.

     As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $_________ or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the Company's normal benefit programs.

The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice.

                  On ______________, 1996, Employee shall receive a grant of options to purchase __________ shares of Common Stock of Zygo with an exercise price equal to the fair market value on the date of grant, vesting in four equal installments and otherwise in accordance with the terms of Zygo's Amended and Restated Non-Qualified Stock Option Plan.

     4. EXPENSES.

     The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

     5. INSURANCE AND OTHER BENEFITS.

     (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits customarily provided by the Company for its employees generally (including any profit sharing, pension, health insurance, dental coverage, life insurance, AD&D and short- and long-term disability in accordance with the terms of such plans) and including stock option and/or stock purchase plans, all as determined from time to time by the Board of Directors of the Company or Zygo or appropriate committee thereof. Unused annual vacations may be carried over to the extent permitted by Company policy.

     (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

     6. DUTIES.

     (a) Employee shall perform such duties and functions as the President, Chief Executive Officer or Chief Operating Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

     (b) Employee agrees to devote his entire working time, attention and energies to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo.

     7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

     (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

          (i) upon the determination by the President, Chief Executive Officer or Chief Operating Officer of Zygo or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

          (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination.

     (b) Employee's employment shall terminate upon:

          (i) the death of the Employee; or

          (ii) the "disability" of Employee (as hereinafter defined pursuant to subsection (c) herein).

     (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

     (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo or any of their respective subsidiaries or affiliates and its and their directors, officers and employees, of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 10, 11 or 12 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo or any of their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder. Upon termination of Employee's employment for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

     (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

     (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 5 hereof, provided that payments made to Employee pursuant to this Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

     (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending six (6) months after the date of termination, which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement or otherwise.

     8. REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

     (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and the Company or Zygo.

     (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

     9. NON-COMPETITION.

     (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto), and for a period of two (2) years after the later to occur of the termination or expiration of Employee's employment hereunder (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or proposed to be provided at the time of termination of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company, Zygo or any of their respective subsidiaries or affiliates any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates. Notwithstanding the foregoing, in the event Employee's employment hereunder is terminated by the Company for justifiable cause pursuant to Section 7(a) hereof, the Non-Competitive Period shall continue through the expiration of the scheduled term of this Agreement as provided in Section 2 hereof.

     (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of Competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

     (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

     (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

     10. INVENTIONS AND DISCOVERIES.

     (a) Employee shall promptly and fully disclose to Zygo and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or any of their respective subsidiaries or affiliates known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

     (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter.

     11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

     (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such required disclosure) or with the prior written consent of the President of the Company), to any person, firm or corporation, any confidential information acquired by Employee during the course of, or as an incident to, his employment hereunder, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their subsidiaries or affiliates, any client of the Company, Zygo or any their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

     (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

     (c) Employee will execute the form of "NexStar Corporation Non-Disclosure and Non-Solicitation Agreement" in the form of Exhibit A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

     12. RIGHT TO INJUNCTION.

     Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     13. AMENDMENT OR ALTERATION.

     No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

     14. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed therein.

     15. CONSENT TO JURISDICTION.

     Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut.

     16. SEVERABILITY.

     The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     17. NOTICES.

     Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     18. WAIVER OR BREACH.

     It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     19. ENTIRE AGREEMENT AND BINDING EFFECT.

     This Agreement, together with the Acquisition Agreement, dated as of _____________, 1996 by and among the Company, Zygo, NX Acquisition Corp. and NexStar Automation, Incorporated, and all agreements and exhibits referred to therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and the Company or Zygo relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

     20. SURVIVAL.

     The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11, 12, 14 and 15 hereof.

     21. NON-ASSIGNABILITY.

     This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to NexStar Corporation, a business unit of Zygo.

     22. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     23. FURTHER ASSURANCES.

     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     24. HEADINGS.

     This Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              NEXSTAR CORPORATION

                                              By:___________________________
                                                  Name:
                                                  Title:

                                              EMPLOYEE

                                                 ___________________________
                                                  Name:

                                    EXHIBIT A

                               NEXSTAR CORPORATION
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

     AGREEMENT, dated as of ___________ __, 1996, by and between NEXSTAR CORPORATION, a Colorado corporation (the "Company"), and ___________________ (the "Employee").

                              W I T N E S S E T H:

     In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any business, customer, machine, design, apparatus, or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates or any of the methods of conducting any part of their respective businesses or the like which may become known to the Employee by reason of his employment or otherwise except as may be reasonably necessary to the performance of his assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on Exhibit 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated ___________, 1996, by and between the Employee and the Company and the Acquisition Agreement, dated as of _______________, 1996 by and among Zygo, NX Acquisition Corp. and NexStar Automation, Incorporated, and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                     NEXSTAR CORPORATION

                                                     BY: ______________________
                                                         Name:
                                                         Title:


                                                     EMPLOYEE
                                                         ______________________
                                                         Name:

                                                              EXHIBIT 8.02(i)(3)

                               NEXSTAR CORPORATION
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

     AGREEMENT, dated as of ___________ __, 1996, by and between NEXSTAR CORPORATION, a Delaware Corporation (the "Company"), and ___________________ (the "Employee").

                              W I T N E S S E T H:

     In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any business, customer, machine, design, apparatus, or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates or any of the methods of conducting any part of their respective businesses or the like which may become known to the Employee by reason of his employment or otherwise except as may be reasonably necessary to the performance of his assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on Exhibit 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement and the Acquisition Agreement, dated as of _______________, 1996 by and among Zygo, NX Acquisition Corp. and NexStar Automation, Incorporated, and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                 NEXSTAR CORPORATION

                                                 BY:________________________
                                                    Name:
                                                    Title:

                                                 EMPLOYEE
                                                    ________________________
                                                    Name:

                                                                 EXHIBIT 8.03(c)

                     OPINION OF FULBRIGHT & JAWORSKI L.L.P.

     All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Acquisition Agreement.

     1. Zygo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Zygo Canada is a corporation duly organized, validly existing and in good standing under the laws of British Columbia and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease.

     2. The authorized capital stock of Zygo consists of 15,000,000 shares of Common Stock. The authorized capital stock of Zygo Canada consists of 100,000,000 common shares and 100,000,000 Class A preferred shares. The shares of Zygo Common Stock to be issued in the Acquisition pursuant to Section 2.01 of the Acquisition Agreement at the Effective Date will be duly authorized, and when issued pursuant to the Acquisition Agreement, will be validly issued fully paid and nonassessable and will not have been issued in violation of any pre-emptive rights or of any federal or state law.

     3. Each of Zygo and Zygo Canada has all requisite corporate power and authority to enter into the Acquisition Agreement, the Plan of Arrangement and each of the other agreements contemplated by any such agreement, and to carry out its obligations under the Acquisition Agreement, the Plan of Arrangement and each of the other agreements contemplated by any such agreement. The execution and delivery by Zygo and Zygo Canada of the Acquisition Agreement and the Plan of Arrangement, the consummation of the transactions contemplated by either such agreement and the performance by Zygo and Zygo Canada of their respective obligations thereunder have been duly authorized by all necessary corporate action on the part of Zygo and Zygo Canada, as the case may be, subject to required approvals, to the extent any are required to effect the transactions contemplated by the Acquisition Agreement and the Plan of Arrangement. The Acquisition Agreement has been duly executed and delivered by Zygo and Zygo Canada and constitutes the legal, valid and binding obligation of Zygo and Zygo Canada, enforceable against Zygo and Zygo Canada in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     4. The execution and delivery of the Acquisition Agreement and the Plan of Arrangement by Zygo and Zygo Canada do not, and the consummation by Zygo and

Zygo Canada of the transactions contemplated by either such agreement, and compliance with the terms thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Zygo's Certificate of Incorporation or By-laws or the Memorandum and Articles of Zygo Canada; (b) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument known to such counsel to which Zygo or Zygo Canada is a party or to which any of their respective properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any Lien upon any of the assets or properties of Zygo or Zygo Canada, in all instances, where such matter will have a Material Adverse Effect; or (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material Zygo License known to such counsel.

     5. The execution and delivery of the Acquisition Agreement and the Plan of Arrangement and the consummation of the transactions contemplated by either such agreement by Zygo and Zygo Canada do not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person (i) under any statute, law, rule, regulation, or (ii) under any permit, license, agreement, indenture or other instrument known to such counsel to which Zygo or Zygo Canada is a party or to which any of their respective properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Zygo or Zygo Canada in connection with the execution and delivery of the Acquisition Agreement and the Plan of Arrangement, the consummation by Zygo and Zygo Canada of the transactions contemplated by either such agreement, or the performance by Zygo and Zygo Canada of their respective obligations thereunder, other than (a) the filing of the Nasdaq National Market Notification Form for Listing of Additional Shares, (b) compliance with any applicable requirements under the Exchange Act, the U.S. Securities Act and foreign and state securities and "blue sky" laws, and the securities laws, regulations and policies of the provinces of Canada, as applicable, (c) filings under the Investment Canada Act, and (d) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the ability of Zygo or Zygo Canada to consummate the Acquisition.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel reasonably acceptable to NexStar, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and other representatives of Zygo, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of Zygo and the Zygo Canada.

     Such counsel may state that they are admitted to practice in the State of New York and that such counsel expresses no opinion as to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America to the extent referred to specifically in the opinion.

                                                                EXHIBIT 9.02A

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SECURED PROMISSORY NOTE

$_____________                                             ___________ __, 1996


     For value received, the undersigned, NexStar Corporation, a Colorado corporation (the "Debtor"), hereby promises to pay to the order of Zygo Corporation, a Delaware corporation (the "Holder"), the principal sum of _______________________ Dollars ($______________) in lawful money of the United
States of America, plus interest (computed on the basis of a year consisting of twelve, 30-day months, for the actual number of days, including the first day but excluding the last day, elapsed) on any and all principal amounts remaining unpaid hereunder from time to time from the date hereof until such principal amounts become due, at a rate per annum equal to the prevailing "prime rate" of Citibank, N.A., as in effect from time to time, plus 1%. The entire principal amount of this Note plus all accrued interest thereon shall be due and payable upon the earlier of (i) 24 months from the date Debtor fails to satisfy the conditions to closing set forth in Article VIII of the Acquisition Agreement, dated ________ __, 1996, by and among NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia, the Holder and a wholly owned subsidiary of the Holder (the "Acquisition Agreement"), (ii) the date the Debtor raises capital through a financing (whether by sale, issuance or execution of debt, equity or other securities) and (iii) the occurrence of a Subsequent Transaction (as defined in the Acquisition Agreement) (the first to occur of such events is hereinafter referred to as the "Maturity Date").

     As security for the payment of the Note, the Debtor has granted the Holder of the Note a security interest in the collateral described in the Security Agreement, dated the date hereof, between the Debtor and the Holder (the "Security Agreement").

     1. PREPAYMENT. The Debtor may, upon at least five business days' notice to the Holder specifying the principal amount, prepay the Note in whole, but not in part, at any time without premium or penalty, such prepayment to be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid. Notice of prepayment having been given as aforesaid, the principal amount of the Note specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date.

     2. NO IMPAIRMENT. The Debtor will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Debtor but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

     3. PAYMENTS OF NOTE - PLACE AND MANNER.

          3.1 PLACE. All payments of principal and interest hereunder shall be made in immediately available funds, no later than 10:00 A.M., New York City time, to the Holder of the Note at the address set forth in the Security Agreement or any such other place as the Holder shall have notified the Debtor in accordance with Section 5(d) hereof.

          3.2 BUSINESS DAYS. Notwithstanding anything to the contrary contained herein, if any amount of principal or interest is due hereunder on a day which is not a business day, the due date thereof shall be extended to the immediately succeeding business day and interest thereon shall accrue during the period of such extension at the rate provided therefor in this Note.

          3.3 REPLACEMENT OF NOTE. Upon receipt of evidence satisfactory to the Debtor of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon surrender and cancellation of the Note, the Debtor will issue a new Note of like tenor (and, in the case of any new Note, dated the date to which interest has been paid), in lieu of such lost, stolen, destroyed or mutilated Note.

     4. DEFAULT AND REMEDIES.

          4.1. If any of the following events (an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Debtor defaults in the due and punctual payment of the principal of this Note when and as the same shall become due and payable;

               (ii) any representation or warranty made by the Debtor in the Security Agreement or in any writing furnished in connection with or pursuant to the Security Agreement shall be false in any material respect on the date as of which made;

               (iii) a failure to perform or observe any material agreement, covenant, term or condition contained in the Security Agreement, and any such default shall not have been remedied within 10 days after such failure;

               (iv) if the Debtor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties;

               (v) if, within 30 days after the commencement of any proceeding against Debtor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

     then (a) if such event is an Event of Default specified in clause (i), (ii) and (iii) of this paragraph 4.1, the Holder may, by written notice to the Debtor, declare the unpaid principal amount of this Note, together with accrued interest thereon, immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Debtor, and (b) if such event is an Event of Default specified in clause (iv) or (v) of this paragraph 4.1, the Note shall automatically become immediately due and payable together with interest accrued thereon without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Debtor.

          4.2. No right or remedy herein conferred upon the Holder is intended to be exclusive of any other right or remedy contained herein or the Security Agreement or in any instrument or document delivered in connection with or pursuant to this Note, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

          4.3. No course of dealing between the Debtor and the Holder or any failure or delay on the part of the Holder in exercising any rights or remedies of the Holder and no single or partial exercise of any rights or remedies hereunder, or under the Security Agreement shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

     5. GENERAL.

          (a) SUCCESSORS AND ASSIGNS. This Note, and the obligations and rights hereunder, shall be binding upon and inure to the benefit of the Debtor, the Holder of this Note, and their respective heirs, successors and assigns. The Debtor may not assign or transfer any of his rights or obligations hereunder without the prior written consent of the Holder hereof. The Holder hereof shall have the right to assign or transfer this Note or any of Holder's rights or obligations hereunder.

          (b) AMENDMENT; WAIVER. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Debtor and the Holder of this Note.

          (c) CURRENCY. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

          (d) NOTICES. All notices, requests, consents and demands shall be made in writing and shall be mailed, postage prepaid, or delivered by hand, to the Debtor or to the Holder hereof at their respective addresses set forth in the Securities Purchase Agreement, or otherwise provided pursuant thereto.

          (e) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. The Debtor hereby irrevocably submits and consents to the jurisdiction of any Delaware state or federal court sitting in Delaware over any action or proceeding arising out of or relating to this Note, and the Debtor hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state or federal court. Service of process may be made by giving notice of such process to the Debtor.

          (f) TITLES AND SUBTITLES. The titles for the sections and subsections of this Note are for reference only and are not to be considered in construing this Note.

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned Debtor.

                               NEXSTAR CORPORATION

                               By:
                                  --------------------------------------
                               Name:
                               Title:

                                                                EXHIBIT 9.02B

                               SECURITY AGREEMENT

     SECURITY AGREEMENT dated as of _____________ __, 1996, made by NexStar Corporation, a Colorado corporation (the "Borrower") [NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia (the "Parent")], in favor of Zygo Corporation, a Delaware corporation (the "Secured Party").

                              W I T N E S S E T H:

     WHEREAS, NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia (the "Parent"), the Secured Party and a wholly owned subsidiary of the Secured Party entered into an Acquisition Agreement, dated as of __________ __, 1996 (the "Acquisition Agreement"), pursuant to which the Borrower [Parent] has become obligated to reimburse the Secured Party for out-of-pocket expenses incurred in connection with the transactions contemplated by such Agreement, and the Secured Party agreed to accept a promissory note as payment therefor in the amount of $_________;

     [WHEREAS, in order to avoid the sale of assets of the Borrower by the Parent in the event such action would be required in order to satisfy the obligations of the Parent to the Secured Party, the Borrower [Parent] has agreed to enter into this Agreement and the Borrower [Parent] has executed and delivered to the Secured Party its secured promissory note on the date hereof in the principal amount of $___________ (the "Note") to evidence such amount owing to the Secured Party];

     WHEREAS, pursuant to the terms of the Acquisition Agreement and the Note, the Borrower [Parent] is required to execute and deliver to the Secured Party a security agreement providing for the grant to the Secured Party of a security interest in all of the assets of the Borrower [Parent]; and

     WHEREAS, the Borrower [Parent] has determined that its execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Borrower [Parent].

     NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to comply with the Acquisition Agreement and induce the Secured Party to accept and hold the Note as payment for the Borrower's [Parent's] obligations to the Secured Party, the Borrower [Parent] hereby agrees with the Secured Party as follows:

     SECTION 1. DEFINITIONS. All terms used in this Agreement which are defined in the Note, the Acquisition Agreement or in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As security for all of the obligations of the Borrower [Parent] under the Note, the Borrower [Parent] hereby gives, grants, pledges and assigns to the Secured Party a continuing security interest in all personal property and fixtures of the Borrower [Parent], wherever located and whether now or hereafter existing and whether now owned or hereafter acquired of every kind and description, tangible or intangible (the "Collateral"), including, without limitation, the following:

     (a) all of the Borrower's [Parent's] right, title and interest in and to all equipment of any kind, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired and all parts thereof and accessions thereto (any and all such equipment, parts and accessions being hereinafter referred to as the "Equipment");

     (b) all of the [Parent's] right, title and interest in and to all inventory of any kind, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, and all accessions thereto and products thereof (any and all such inventory, accessions and products being hereinafter referred to as the "Inventory");

     (c) all of the [Parent's] right, title and interest in and to (i) all accounts, contract rights, chattel paper, instruments, documents, general intangibles and other rights or obligations of any kind, whether now or hereafter existing and whether now owned or hereafter acquired, arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise, including, without limitation, all rights relating to any license or contract to which the Borrower is a party, including all moneys due from time to time in respect thereof and (ii) all rights now or hereafter existing in and to all security agreements, leases and other contracts, now or hereafter existing in, securing or otherwise relating to any accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being hereinafter referred to as the "Receivables," and any and all such security agreements, leases and other contracts being hereinafter referred to as the "Related Contracts");

     (d) all of the [Parent's] right, title and interest in and to all inventions, designs, patents, service marks, service mark registrations, trademarks, trademark applications, trademark registrations, trade secrets, copyrights and licenses (collectively, "Patents and Trademarks");

     (e) all customer lists, trade secrets, business records, license rights, and agreements, whether the Borrower [Parent] is a licensor or licensee, license fees, royalties, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, name plates, catalogs, supplier contracts, confidential information, consulting agreements, engineering contracts, and all assets associated with Patents and Trademarks;

     (f) all income royalties, damages, and payments relating to Patents and Trademarks, now or hereafter due and/or payable, including, without limitation, damages and payments for past or future infringement or any rights conveyed hereunder;

     (g) cash, other monies, and all other tangible and intangible property of the Borrower [Parent];

     (h) all proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

in each case, howsoever, the [Parent's] interest therein may arise or appear (whether by ownership, license, security interest, claim or otherwise).

     SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower [Parent] represents, warrants and covenants to and with the Secured Party as follows:

     (a) All Equipment and Inventory now existing is located at the Borrower's [Parent's] chief place of business. The [Parent's] chief place of business and chief executive office, the place where the Borrower [Parent] keeps its records concerning Receivables and all originals of all chattel paper which constitute Receivables and the Related Contracts are located at 2120 Miller Drive, Longmont, Colorado 80501.

     (b) The exercise by the Secured Party of its rights and remedies hereunder will not contravene law or any contractual restriction binding on or affecting the Borrower [Parent] or any of its properties and will not result in or require the creation of any Lien upon or with respect to any of its properties.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for
(i) the grant by the Borrower [Parent], or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Secured Party of any of its rights and remedies hereunder, except for the filing under the Code of financing statements.

     (d) This Agreement has been duly executed and delivered by the Borrower [Parent] and constitutes the legal, valid and binding obligation of the Borrower [Parent] enforceable against the Borrower [Parent] in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

     (e) This Agreement creates a valid security interest in favor of the Secured Party in the Collateral as security for the Note. Such security interest is, or in the case of Collateral in which the Borrower [Parent] obtains rights after the date hereof, will be, a perfected security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken.

     SECTION 4. COVENANTS AS TO THE COLLATERAL. So long as the Note shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

     (a) FURTHER ASSURANCES. The Borrower [Parent] will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Secured Party may reasonably request in order (i) to perfect and protect the security interest purported to be created hereby, (ii) to enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Secured Party may reasonably request in order to perfect and preserve the security interest purported to be created hereby and
(B) furnishing to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

     (b) LOCATION OF EQUIPMENT AND INVENTORY. The Borrower [Parent] will not keep Inventory (other than goods in transit), Equipment or records with respect to Receivables and Related Contracts in any state in which financing statements have not theretofore been filed in a manner sufficient to perfect under the Uniform Commercial Code of such state the security interests in such Inventory, Equipment, Receivables and Related Contracts granted hereby. The Borrower [Parent] will provide the Secured Party thirty (30) days prior written notice of any change in the Borrower's [Parent's] name, identity, chief place of business or chief executive office which might make any financing statement filed thereunder misleading, and prior to such change Borrower [Parent] will have presented to the Secured Party evidence satisfactory to it of the filing of all amendments to financing statements and all additional financing statements necessary to maintain the security interests granted hereunder at all times.

     (c) CONDITION OF EQUIPMENT. The Borrower [Parent] will cause the Equipment to be maintained and preserved in the same condition, repair and working order as when acquired, reasonable wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable or that the Secured Party may reasonably request to such end. The Borrower [Parent] will promptly furnish to the Secured Party a statement respecting any loss or damage in excess of $10,000 to any of the Equipment.

     (d) TAXES. The Borrower [Parent] will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

     (e) INSURANCE. The Borrower [Parent] will, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as is currently maintained by Borrower [Parent], all of which is set forth in a certificate of insurance attached hereto. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Secured Party and the Borrower [Parent] as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be paid to the Borrower [Parent] until the insurer shall have received written notice from the Secured Party of the occurrence of an Event of Default, and thereafter until the insurer shall have received written notice from the Secured Party that such Event of Default has been cured, waived, or has otherwise ceased to exist, insurance proceeds shall be payable directly to the Secured Party. The Borrower [Parent] will, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance.

     (f) PROVISIONS CONCERNING THE RECEIVABLES AND THE RELATED CONTRACTS.

     (i) The Borrower [Parent] will (A) give the Secured Party prompt notice of any change in the [Parent's] name, identity, corporate structure, chief place of business or chief executive office, (B) maintain its chief executive office in the continental United States, (C) keep all originals of all chattel paper which constitute Receivables at its chief executive office, and (D) keep adequate records concerning the Receivables and such chattel paper and permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

     (ii) The Borrower [Parent] will duly perform and observe all of its obligations under each Related Contract and, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Receivables. In connection with such collections, the Borrower [Parent] may (and, at the Secured Party's direction, will) take such action as the Borrower [Parent] or the Secured Party may deem reasonably necessary or advisable to enforce collection or performance of the Receivables; PROVIDED, HOWEVER, that the Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both would constitute an Event of Default, and upon written notice to the Borrower [Parent] of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured Party, and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower [Parent] thereunder directly to the Secured Party, and, upon such notification and at the expense of the Borrower [Parent] and to the extent permitted by law, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower [Parent] might have done. If requested by the Secured Party, the Borrower [Parent] will co-sign such notice. After receipt by the Borrower [Parent] of the notice from the Secured Party referred to in the PROVISO to the immediately preceding sentence, (A) all amounts and proceeds (including instruments) received by the Borrower [Parent] in respect of the Receivables shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Borrower [Parent] and shall be forthwith paid over to the Secured Party, in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (1) released to the Borrower [Parent] so long as no Event of Default shall have occurred and be continuing or (2) if any Event of Default shall have occurred and be continuing, applied as specified in Section 6 hereof, and (B) the Borrower [Parent] will not adjust, settle or compromise the amount or payment of any Receivable or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

     (g) RIGHT OF INSPECTION. Borrower [Parent] hereby grants to the Secured Party and its employees and agents the right to visit [Parent's] facilities at reasonable times during regular business hours.

     (h) DISPOSITION OF COLLATERAL. Other than sales of Inventory in the ordinary course of business, the Borrower [Parent] shall not sell, encumber or otherwise dispose of any Collateral.

     SECTION 5. ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL.

     (a) The Borrower [Parent] hereby authorizes the Secured Party to file, without the signature of the Borrower [Parent] where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. The Borrower

[Parent] hereby irrevocably appoints the Secured Party the [Parent's] attorney-in-fact and proxy, with full authority in the place and stead of the Borrower [Parent] and in the name of the Borrower [Parent] or otherwise, from time to time in the Secured Party's discretion, to execute and file financing statements, continuation statements and amendments thereto.

     (b) The Borrower [Parent] hereby irrevocably appoints the Secured Party the [Parent's] attorney-in-fact and proxy, with full authority in the place and stead of the Borrower [Parent] and in the name of the Borrower [Parent] or otherwise, from time to time in the Secured Party's discretion upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement and the Note, including, without limitation: (i) to obtain and adjust insurance required to be paid to the Secured Party, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, and
(iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above and to give full discharge for the same, (iv) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

     (c) If the Borrower [Parent] fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Borrower [Parent] under Section 7 hereof.

     (d) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     (e) Anything herein to the contrary notwithstanding, (i) the Borrower [Parent] shall remain liable under the Related Contracts to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release the Borrower [Parent] from any of its obligations under the Related Contracts and (iii) the Secured Party shall not have any obligation or liability by reason of this Agreement under the Related Contracts nor shall the Secured Party be obligated to perform any of the obligations or duties of the Borrower [Parent] thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 6. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing:

     (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may
(i) require the Borrower [Parent] to, and the Borrower

[Parent] hereby agrees that it will at its expense and upon request of the Secured Party, forthwith assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Borrower [Parent] agrees that, to the extent notice of sale shall be required by law, 10 days' notice to the Borrower [Parent] of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied as follows:

          (i) First, to the payment of the reasonable costs and expenses, including reasonable attorney's fees and legal expenses, incurred by the Secured Party in connection with (A) the administration of this Agreement,
     (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of the Secured Party hereunder or (D) the failure of the Borrower [Parent] to perform or observe any of the provisions hereof;

          (ii) Second, ratably to the payment of the Note, first, in respect of any fees not covered by clause (i) above, second, in respect of accrued but unpaid interest on the Note, and third, in respect of the unpaid principal of the Note; and

          (iii) Third, the surplus proceeds, if any, to the Borrower [Parent] or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Borrower [Parent] shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Secured Party, to collect such deficiency.

     SECTION 7. INDEMNITY AND EXPENSES.

     (a) The Borrower [Parent] agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

     (b) The Borrower [Parent] will upon demand pay to the Secured Party the amount of any and all reasonable costs and expenses, including the fees and disbursements of the counsel retained by the Secured Party for itself and of any experts and agents, which the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Borrower [Parent] to perform or observe any of the provisions hereof.

     SECTION 8. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be sent by facsimile or sent postage prepaid by certified mail (return receipt requested) or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile or, if mailed, five days after mailing (two business days in the case of a courier service), to the parties as follows: to the Borrower at 2120 Miller Drive, Longmont, Colorado 80501, attention: President, and to the Secured Party at Laurel Brook Road, Middlefield, Connecticut 06455, attention: President, or to such other address as shall be designated by either party in a written notice to such other party complying as to delivery with the terms of this Section 8.

     SECTION 9. SECURITY INTEREST ABSOLUTE. All rights of the Secured Party, all security interests and all obligations of the Borrower [Parent] hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Note, the Acquisition Agreement or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, or any other amendment or waiver of or consent to any departure from the Note or any other agreement or instrument relating thereto, (iii) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any other collateral, (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower [Parent] in respect of the Note or this Agreement or (v) the absence of any action on the part of the Secured Party to obtain payment of the Note from the Borrower [Parent].

     SECTION 10. MISCELLANEOUS.

     (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Borrower [Parent] and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by the Borrower [Parent] therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under the Acquisition Agreement or the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Party provided herein and in the Note and the Acquisition Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Note in accordance with its terms and the Acquisition Agreement and (ii) be binding on the Borrower [Parent] and its successors and assigns and shall inure, together with all rights and remedies of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Secured Party may assign or otherwise transfer its rights under the Note to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Party herein or otherwise. None of the rights or obligations of the Borrower [Parent] hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party.

     (e) Upon the satisfaction in full of the Note, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Borrower [Parent]. The Secured Party will, upon the [Parent's] request, in exchange for the [Parent's] signed receipt therefor, and at the [Parent's] expense, (i) return to the Borrower [Parent] such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (ii) execute and deliver to the Borrower [Parent] such documents as the Borrower [Parent] shall reasonably request to evidence such termination.

     (f) This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, except as required by mandatory provisions of law and except to the extent that the validity or perfection or the perfection and the effect of the perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral, are governed by the law of a jurisdiction other than the State of Delaware.

     IN WITNESS WHEREOF, each the Borrower [Parent] and the Secured Party has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                            NEXSTAR CORPORATION

                                            By:________________________________

                                            Title:_____________________________


                                            ZYGO CORPORATION

                                            By:________________________________

                                            Title:_____________________________

                                                                   EXHIBIT 9.02C

                                    GUARANTY

                                                                          , 1996

     FOR VALUE RECEIVED, NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia [NexStar Corporation, a Colorado corporation] (the "Guarantor"), hereby unconditionally guarantees to the Holder of the secured note made by NexStar Corporation, a Colorado corporation [NexStar Automation, Incorporated, a corporation existing under the laws of British Columbia] (the "Borrower"), in favor of Zygo Corporation, a Delaware corporation (together with its successors and assigns, the "Holder"), in the principal amount of $__________ (the "Note"), the due and punctual payment of the principal of and interest on the Note, when and as the same shall become due and payable, according to the terms of the Note. In case of the failure of the Borrower punctually to make any such payment of principal or interest, the Guarantor hereby agrees to punctually pay any such payment when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, as if such payment were being made by the Borrower.

     The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity or enforceability of the Note, the absence of any action to enforce the same, any recision, waiver, amendment or modification of any of the terms or provisions of the Note, this Guarantee, or any security or other agreement entered into by Guarantor and/or the Borrower with the Holder, any extension or renewal of the Note, the recovery of any judgment against the Borrower or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to the Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Note and in this Guaranty. The provisions of this Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     The Guarantor hereby further agrees that this guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by the Holder to any security held.

     The Guarantor hereby represents and warrants that the execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action and do not conflict with, or result in any violation of or default or loss of benefit under, (i) any provision of the Guarantor's Memorandum and Articles of Association or (ii) statute, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which the Guarantor is a party or to which its property is subject.

     This Guaranty shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereunder.

     The Guarantor hereby consents to the jurisdiction of, and confers non-exclusive jurisdiction upon, any federal or state court located in the City of New York, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Guaranty. The Guarantor hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which it may now or hereafter have to venue of any such action, suit or proceeding brought in any such federal or state court and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.

     IN WITNESS WHEREOF, this Guaranty has been executed and delivered on the date first above written by the undersigned Guarantor.

                                       NEXSTAR AUTOMATION, INCORPORATED
                                       [NEXSTAR CORPORATION]


                                       By:_____________________________________
                                           Name:
                                           Title: